UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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THE L.S. STARRETT COMPANY
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THE L.S. STARRETT COMPANY

121 Crescent Street
Athol, Massachusetts 01331

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OCTOBER 17, 2012

NOTICE IS HEREBY GIVEN that the Annual Meeting of the stockholders of The L.S. Starrett Company (the “Company”) will be held at the Company’s offices at 121 Crescent Street, Athol, Massachusetts 01331, on Wednesday, October 17, 2012, at 2:00 p.m. for the following purposes:

1.	To elect a class of two directors, each to hold office for a term of three years and until his successor is chosen and qualified.

2.	To approve The L.S. Starrett Company 2012 Employees’ Stock Purchase Plan.

3.	To approve The L.S. Starrett Company 2012 Long-Term Incentive Plan.

4.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2013; and

5	To consider and act upon any other matter that may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed August 24, 2012 as the record date for the determination of stockholders entitled to vote at the Annual Meeting, or any adjournments thereof, and to receive notice thereof. The transfer books of the Company will not be closed.

You are requested to execute and return the enclosed proxy, which is solicited by the management of the Company.

STEVEN A. WILCOX, Clerk

Athol, Massachusetts
September 14, 2012

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE OR, ALTERNATIVELY, COMPLETE YOUR PROXY BY TELEPHONE OR OVER THE INTERNET AS DESCRIBED IN THE ENCLOSED INSTRUCTIONS. IF YOU DESIRE TO VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING, YOUR PROXY WILL BE RETURNED TO YOU.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to be held on October 17, 2012.
The Notice of Annual Meeting, Proxy Statement and Annual Report are available at:

Proxy:  http://www.starrett.com/proxy/2012_proxy.pdf
Annual Report: http://www.starrett.com/proxy/2012_ar.pdf

If your shares are held in “street name” in a stock brokerage account or by a bank or other nominee, you must provide your broker with instructions on how to vote your shares in order for your shares to be voted on important matters presented at the Annual Meeting. If you do not instruct your broker on how to vote, your shares will not be voted on these matters.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

OF

THE L.S. STARRETT COMPANY

121 CRESCENT STREET
ATHOL, MASSACHUSETTS 01331

The enclosed form of proxy and this Proxy Statement have been mailed to stockholders on or about September 14, 2012 in connection with the solicitation by the Board of Directors of The L.S. Starrett Company (the “Company”) of proxies for use at the Annual Meeting of Stockholders to be held at the Company’s offices at 121 Crescent Street, Athol, Massachusetts 01331, on Wednesday, October 17, 2012, at 2:00 p.m., or at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

It is the intention of the persons named as proxies to vote shares represented by duly executed proxies for the proposals described in this Proxy Statement unless contrary specification is made. Any such proxy may be revoked by a stockholder at any time prior to the voting of the proxy by a written revocation received by the Clerk of the Company, by properly executing and delivering a later-dated proxy, or by attending the meeting, requesting return of the proxy and voting in person. A proxy, when executed and not so revoked, will be voted at the meeting, including any adjournments thereof; and if it contains any specifications, it will be voted in accordance therewith. If no choice is specified, proxies will be voted in favor of the proposals described in this Proxy Statement.

Stockholders of record at the close of business on August 24, 2012 are entitled to vote at this meeting. On that date, the Company had outstanding and entitled to vote 6,025,842 shares of Class A Common Stock (the “Class A Stock”) and 764,864 shares of Class B Common Stock (the “Class B Stock” and together with the Class A Stock, the “Common Stock”). Each outstanding share of Class A Stock entitles the record holder thereof to one vote and each outstanding share of Class B Stock entitles the record holder thereof to ten votes. The holders of Class A Stock are entitled to elect 25% of the Company’s directors to be elected at each meeting and such holders voting together with the holders of Class B Stock as a single class are entitled to elect the remaining directors to be elected at the meeting. Except for the foregoing and except as provided by law, all actions submitted to a vote of stockholders will be voted on by the holders of Class A Stock and Class B Stock voting together as a single class. The Company’s Board of Directors is divided into three classes with one class to be elected at each annual meeting of stockholders.

I.      ELECTION OF DIRECTORS

The Board of Directors has fixed the number of directors at seven and designated Ralph G. Lawrence, Salvador de Camargo, Jr. and Stephen F. Walsh to serve as Class I Directors; Douglas A. Starrett and David A. Lemoine to serve as Class II Directors; and Richard B. Kennedy and Terry A. Piper to serve as Class III Directors; and, in the case of each director, until his successor is chosen and qualified.

It is the intention of the persons named in the proxy to vote for the election of the two persons named below as Class II Directors, each to hold office for a term of three years and until his successor is chosen and qualified.

The names and ages of the nominees for director proposed by the Board of Directors, their principal occupations, the significant business directorships they hold, and the years in which they first became directors of the Company are as follows:

Name (Age)	Principal Occupation During Last Five Years and Directorships	Director Since

Class II Director to be elected by Class A Stockholders:
David A. Lemoine (64)	Until retirement in 2010, Audit Partner, Deloitte & Touche LLP (“D&T”), Boston, MA (1985- 2010), Partner-in-charge of D&T’s audit practice (1995-2000). From 1980-1985, Senior Vice President, Finance & Administration, Briox Technologies, Inc. Worcester, MA. As a former partner of a large multi-national audit practice he brings to the Board extensive knowledge and experience in public accounting. Mr. Lemoine’s financial acumen makes him well suited to lead our audit committee and provide guidance to the Board.	2010

Class II Director to be elected by Class A & B Stockholders:
Douglas A. Starrett (60)	Since 2001, President and Chief Executive Officer of the Company; prior to 2001, President of the Company. Mr. Starrett started his career with the Company in 1976 as an apprentice toolmaker and has been promoted to positions of increasing responsibility in engineering, operations and management. Mr. Starrett’s broad exposure to both domestic and international operations and markets provides an in-depth understanding of our business and its culture.	1984

The following table sets forth the names and ages of the Class I and Class III Directors, their principal occupations, the significant business directorships they hold, the years in which they first became directors of the Company and the years that their current term in office expires:

Name (Age)	Principal Occupation During Last Five Years and Directorships	Director Since	Term Expires

Class I— Directors:
Ralph G. Lawrence (69)	Until retirement in 2003, President and Chief Operating Officer, Hyde Manufacturing Company, a producer of hand tools and specialty machine blades. With his experience at Hyde Manufacturing, Mr. Lawrence brings a deep understanding of the retail, construction and hardware trades to the Board. His diverse working career spanned both sales and operations which provides valuable insight to the Board.	2003	2014

Salvador de Camargo, Jr. (66)	President, Starrett Industria e Comercio Ltda, (Brazil), a wholly-owned subsidiary of the Company. Mr. de Camargo is a respected leader who began his career with the Company’s Brazilian subsidiary in 1963. He has participated in the emergence of Brazil from a developing to a developed economy while rising through the ranks of the Company’s Brazilian subsidiary to the position of President in 2008. His breadth of international experience and knowledge is invaluable to the Board.	2007	2014

Stephen F. Walsh (66)
Since 2005, Senior Vice President Operations of the Company; From 2001-2005, Vice President Operations of the Company; Prior to 2001, Mr. Walsh was President of the Silicon Carbide Division of Saint-Gobain Industrial Ceramics, a producer of ceramic and abrasive products.  Mr. Walsh holds a professional director certification from the American College of Corporate Directors. Mr. Walsh is a strong leader with a deep understanding of manufacturing operations and the industrial markets that the Company serves. He is well-versed on the issues facing a multi-national business and provides strategic expertise to the Board.
		2005	2014

Class III— Directors:
Richard B. Kennedy (69)
Since 2004, President and Chief Executive Officer, Worcester Regional Chamber of Commerce, Worcester, Massachusetts. From 2002 to 2004, Associate Principal and Market Strategy Consultant, Frank Lynn & Associates, Chicago, Illinois. From 2000 to 2001, Executive Vice President and Director of GlobalBA.com, a start-up serving the chemical industry. Until 1999, Vice President Marketing, Saint-Gobain Abrasives, Worcester, Massachusetts, a producer of abrasive products. Mr. Kennedy’s career at Saint Gobain spanned sales and marketing in both domestic and international markets. His deep understanding of distribution channels and his geo-political savvy provides a valuable skill set for the Board.
		1996	2013

Terry A. Piper (67)	Chairman, President and Chief Executive Officer of Precision Steel Warehouse, Inc., Franklin Park, Illinois, a wholesale steel service center. Mr. Piper began his career at Precision Steel Warehouse in 1961 and has served in a series of progressively more responsible positions culminating in the position of CEO in 1999. As a head of a subsidiary of the Berkshire Hathaway Co., he brings practical experience and a best in practice expertise to the Board.	2003	2013

The Board of Directors has determined that Messrs. Kennedy, Lawrence, Lemoine and Piper are “independent” directors, as defined by the applicable New York Stock Exchange rules.

Director’s Competency

Our directors play a critical role in overseeing the strategic direction and management of the Company. Board candidates are considered based on a broad breadth of professional skills, experiences, and financial acumen. They must possess a global perspective, personal integrity, sound judgment, and social and community awareness. However, in selecting qualified and competent directors, it is important to understand that our Company is a manufacturing business. Therefore, we look for candidates that have expertise and in-depth knowledge in the manufacturing field and our distribution channels.  As a small public company, we also look for Board members who possess specific work experiences that augment areas where we may have limited expertise.

Collectively our current members of the Board meet all the above criteria.  The Board of Directors believes that the composition of the Board provides a good balance between the business expertise and the appropriate social perspective to ensure that the business is operating with concern for the long-term interest of our stockholders, employees, and the community.  Our directors have demonstrated that they have the time to devote to Board activities and to execute their fiduciary duties to the Company and its stockholders.

GENERAL INFORMATION RELATING TO THE BOARD
OF DIRECTORS AND ITS COMMITTEES

The Board of Directors held five regular and two special meetings during fiscal 2012. Each of the Company’s directors attended at least 75% of the aggregate of all meetings of the Board and of all committees on which he was a member. In addition, the Company’s non-management directors met in executive session without management participation four times during fiscal 2012. As described in the Company’s Corporate Governance Policy, the Board of Directors has not formally selected a director to preside over the executive sessions of the non-management directors. Instead, at each executive session, the non-management directors designate a presiding director, or chair, for the session. A regular Board meeting is traditionally held immediately following the Annual Meeting but the Board does not have a policy requiring the attendance by the directors at the Annual Meeting. All of the directors attended the 2011 Annual Meeting, which was held on October 12, 2011.

Douglas A. Starrett currently serves as Chief Executive Officer and Chairman of the Board of Directors. Mr. Starrett has worked for the Company for the past thirty-five years.  The Board believes that Mr. Starrett’s breadth of experience and unique understanding of the corporate culture are important assets in executing the duties of Chief Executive Officer and Chairman. The advantage of the combined duties contributes to more effective and streamlined implementation of strategy and creates direct accountability. The Board believes that Mr. Starrett’s in-depth knowledge of manufacturing and the industrial markets, combined with his international experience, allow Mr. Starrett to provide strong leadership and direction for the Company. Whether the same leadership structure will be selected when our Chief Executive Officer’s tenure with the Company ends is a matter that the Board feels should be evaluated at the time in light of the skills and experience of the Chief Executive Officer and other relevant considerations.

The role of the Board in managing risk at the Company is to have ultimate oversight for the risk management process. Management has day-to-day responsibility for the identification and control of risk facing the Company including timely identifying, monitoring, mitigating and managing those risks that could have a material effect on the Company. Further, management has the responsibility to report these risks as they arise to the Board and its committees and the Company’s auditors. The Board has delegated certain risk assessment responsibilities to its audit committee (the “Audit Committee”), its compensation committee (the “Compensation Committee”), its corporate governance and nominating committee (the “Corporate Governance and Nominating Committee”) and its executive committee (the “Executive Committee”). The responsibilities of each these committees are described below.

During fiscal 2012, the members of the Audit Committee were Messrs. Kennedy, Lemoine (Chair), and Lawrence. The Board of Directors has determined that each member of the Committee is independent, as defined by the applicable New York Stock Exchange rules. In general, the Audit Committee recommends to the Board the independent auditors to be selected and confers with the Company’s independent auditors to review the audit scope, the Company’s internal controls, financial reporting issues, results of the audit and the range of non-audit services. See also “Relationship with Independent Auditors” below. The Audit Committee also oversees the Company’s internal audit function. The Board has adopted a written charter for the Audit Committee, which is available on the Company’s web site at www.starrett.com.

The members of the Compensation Committee during fiscal 2012 were Messrs. Kennedy (Chair), Piper and Lawrence. The Board of Directors has determined that each member of the Committee is independent, as defined by the applicable New York Stock Exchange rules. The function of the Compensation Committee is to review the compensation of key management personnel and to set the Chief Executive Officer’s compensation. The Board has adopted a written charter for the Compensation Committee, which is available on the Company’s web site at www.starrett.com.

The members of the Corporate Governance and Nominating Committee during fiscal 2012 were Messrs. Kennedy, Lawrence (Chair), Lemoine and Piper. The Board of Directors has determined that each member of the Committee is independent, as defined by the applicable New York Stock Exchange rules. The Board has adopted a written charter for the Corporate Governance and Nominating Committee, which is available on the Company’s web site at www.starrett.com. The Corporate Governance and Nominating Committee is responsible for recommending to the Board nominees for director and for the Company’s corporate governance practices. The Corporate Governance and Nominating Committee recommends to the Board individuals as director nominees who, in the opinion of the Committee, have high personal and professional integrity, have experience that is of particular relevance to the Company, have sufficient time available to devote to the affairs of the Company, and who will be effective, in conjunction with the other nominees and members of the Board, in collectively serving the long-term best interests of the stockholders.

The Corporate Governance and Nominating Committee’s process for identifying and evaluating director candidates, including candidates recommended by stockholders, includes actively seeking to identify qualified individuals by reviewing lists of possible candidates, such as executive officers of public companies, considering proposals from a number of sources, such as the Board of Directors, management, employees, stockholders, industry contacts and outside search firms. The Committee has adopted a policy with respect to submission by stockholders of candidates for director nominees, which is available on the Company’s web site at www.starrett.com. The Committee will consider up to two candidates each year recommended by stockholders under this policy. Any stockholder or group of stockholders (referred to in either case as a “Nominating Stockholder”) that, individually or as a group, have beneficially owned at least 5% of the Company’s voting power for at least one year prior to the date the Nominating Stockholder submits a candidate for nomination as a director may submit in writing one candidate to the Committee for consideration at each stockholder meeting at which directors are to be elected but not later than the 120th calendar day before the first anniversary of the date that the Company released its proxy statement to stockholders in connection with the previous year’s annual meeting. Recommendations should be sent to The L.S. Starrett Company, Attention: Clerk, 121 Crescent Street, Athol, Massachusetts 01331. The recommendation must include specified information about and the consent and agreement of the candidate. There are no differences in the manner in which the Committee evaluates candidates for director whether an individual is recommended by a stockholder or otherwise. The Committee will determine whether to interview any candidates and may seek additional information about candidates from third-party sources. In addition, stockholders may nominate individuals for election as director at the Company’s next annual meeting in accordance with the procedures described in Section 3.11 of the Company’s By-laws.

The members of the Executive Committee during fiscal 2012 were Messrs. Starrett, Kennedy and Walsh. The Executive Committee may exercise most Board powers during the period between Board meetings.

During fiscal 2012, directors who were not employees of the Company received an annual retainer fee of $16,000 payable in quarterly installments and a fee of $1,000, plus expenses, for each board and committee meeting they attended. Only one meeting attendance fee is paid for attending two or more meetings on the same day.   The Chairman of the Audit Committee received an annual retainer of $20,000. Effective July 1, 2012 annual compensation for outside directors on committees changed from an activity-based to a role-based retainer.  The annual retainer for each outside director will be as follows:  David A. Lemoine $40,000; Richard B. Kennedy $38,000; Ralph G. Lawrence $37,000; and Terry A. Piper $35,000. There will be no further meeting fees for outside directors.  Non-employee directors may elect to defer part or all of their director’s fees, in which event such deferred fees and interest thereon will generally be payable in five equal installments after they cease to be a director.

The Board of Directors as a whole evaluates and approves any transactions with related parties.  The Company has not adopted a written policy or procedure used to evaluate and approve transactions with related parties.  Instead, transactions are considered by the Board of Directors at meetings or through written consents.

There have not been any transactions, or proposed transactions, during the last two fiscal years, to which the Company was or is to be a party, in which any director or executive officer of the Company, any nominee for election as a director, any security holder owning beneficially more than 5% of the Common Stock of the Company, or any member of the immediate family of the aforementioned persons had or is to have a direct or indirect material interest.

A.      Audit Committee Report

The Audit Committee operates in accordance with a written charter adopted by the Board and reviewed annually by the Committee. The Committee is responsible for overseeing the quality and integrity of the Company’s accounting, auditing and financial reporting practices. It is composed solely of members who are independent, as defined by the applicable rules of the New York Stock Exchange and under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Further, Mr. Lemoine is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission (the “SEC”). The Audit Committee is chaired by Mr. Lemoine, who is a certified public accountant and is a retired partner of a large public accounting firm.

Management has the primary responsibility for the financial statements and the financial reporting process. Management is also responsible for assessing and maintaining the effectiveness of internal controls over the financial reporting process in compliance with Sarbanes-Oxley Section 404 requirements. The Audit Committee oversees the Company’s financial reporting process and internal controls on behalf of the Board. In this regard, the Audit Committee helps to ensure the independence of the Company’s auditors, its internal audit function, and the integrity of management and the adequacy of disclosure to stockholders. Representatives of the Company’s independent auditors, Grant Thornton LLP, and financial management and other management personnel have unrestricted access to the Audit Committee.

The Company’s independent auditors are responsible for auditing the Company’s annual financial statements and expressing an opinion as to whether the statements are fairly stated in conformity with accounting principles generally accepted in the United States. In addition, the Company’s independent auditors are responsible for auditing the Company’s internal controls over financial reporting. The Company’s independent auditors perform their responsibilities in accordance with the standards of the Public Company Accounting Oversight Board.

For fiscal 2012, management, Grant Thornton LLP and the Audit Committee met seven times including meetings to discuss the Company’s annual and quarterly earnings reports and financial statements prior to each public release of such reports or statements.

With respect to fiscal 2012, the Audit Committee met prior to the issuance of the Company’s Annual Report on Form 10-K, to:

•	review and discuss the audited financial statements with the Company’s management;
•	discuss with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees); and
•
discuss with Grant Thornton LLP its independence and receive from Grant Thornton LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence.

Based upon these reviews and discussions, the Audit Committee recommended that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012 for filing with the SEC.

The Audit Committee has considered and determined that the provision of the non-audit services provided by Grant Thornton LLP is compatible with maintaining the auditor’s independence and in accordance with Company policy to limit non-audit service fees to be no more than the total audit fee.

The Audit Committee has appointed Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2013 and intends to submit such recommendation to the Company’s stockholders for ratification (but not for approval) at the Company’s 2012 Annual Meeting.

Audit Committee

David A. Lemoine, Chairman
September 14, 2012	Richard B. Kennedy Ralph G. Lawrence

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed soliciting material.

B.      Audit Fees and Audit Committee Pre-Approval Policy

Audit Fees

The following table sets forth the approximate aggregate fees billed to the Company for the fiscal years ended June 30, 2012 and June 30, 2011 by the Company’s independent auditors, Grant Thornton LLP, in each of the last two fiscal years:

Fee Category	Fiscal 2012 Fees	Fiscal 2011 Fees
Audit Fees	$1,127,162	$1,445,800
Audit-Related Fees	-	-
Tax Fees	119,900	100,800
All Other Fees	-	-
Total Fees	$1,247,062	$1,546,600

“Audit Fees” were for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Grant Thornton LLP in connection with statutory and regulatory filings or engagements. Audit fees for fiscal 2012 and fiscal 2011 also included services related to the Company’s compliance with Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting.

“Audit-Related Fees” were for assurance and related services that are reasonably related to the performance of the audit or review of Company’s consolidated financial statements and are not reported under “Audit Fees.”

“Tax Fees” were for professional services for federal, state and international tax compliance, tax advice and tax planning.

“All Other Fees” were for services other than the services reported above. There were no services provided by Grant Thornton LLP in fiscal 2012 or fiscal 2011 other than the services included in “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”.

 In making its determination regarding the independence of Grant Thornton LLP, the Audit Committee considered whether the provision of the services covered in the sections entitled “Audit-Related Fees” and “Tax Fees” was compatible with maintaining such independence. All of the work performed by Grant Thornton LLP was performed by full-time employees of the firm.

No fees were paid to Grant Thornton LLP for financial information systems design or implementation services during fiscal 2012 or fiscal 2011.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors in order to ensure that the provision of such services does not impair the auditors’ independence. These services may include audit services, audit-related services, tax services and other services. In addition to generally pre-approving, on a case-by-case basis, services provided by the independent auditors, the Audit Committee has adopted a policy for the pre-approval of certain specified services which may be provided by the independent auditors. Under this policy, the Audit Committee has pre-approved the auditors’ engagement letter for the provision of certain services.  These services set forth in the engagement letter have been identified in a sufficient level of detail so that management will not be called upon to make judgment as to whether a proposed service fits within the scope of the engagement letter.  Pursuant to the policy, the Audit Committee is informed of the auditors’ provision, if any, of a pre-approved service on a periodic basis and the auditors report to the Audit Committee the fees for any services performed under this pre-approval policy.

C.  Compensation Discussion and Analysis

Overview and Objectives

The Company is engaged in the business of manufacturing industrial, professional and consumer products.  The total number of different items made and sold by the Company exceeds 5,000.  The Company is a preeminent global brand in the field of measuring tools and saw products.  The Company’s tools and instruments are sold throughout the United States and over 100 foreign countries around the world.  The largest consumer of these products is the metalworking industry, but other important customers are automotive, aerospace, medical, marine and farm equipment, do-it-yourselfers, and tradesmen such as builders, carpenters, plumbers and electricians.   The Company’s principal plant is located in Athol, Massachusetts.  In addition, the Company operates manufacturing plants in Ohio, North Carolina, Minnesota, California, Georgia, Brazil, Scotland and China.

Although the Company is a small to mid-sized manufacturer, the Compensation Committee understands that the Company’s breadth of product, global operating presence and brand equity demands that the business be managed by highly competent personnel in order to meet the challenges and the continual changing landscape of today’s global economy.  The Company’s executives require the same talents as much larger organizations and must be motivated, versatile and experienced in order for the Company to prosper in the future.  To that end, the Company must recruit, retain and reward qualified executive talent in order to build long-term shareholder value and a sustainable business for the benefit of all stakeholders.

Compensation Committee

The Compensation Committee of the Company consists of three independent directors and is chaired by Richard B. Kennedy.  The members of the Compensation Committee are Messrs. Kennedy, Lawrence and Piper.  The Company operates in accordance with a written charter adopted by the Board of Directors and reviewed annually by the Compensation Committee.  The Compensation Committee is responsible for reviewing and setting the compensation of the Company’s Chief Executive Officer and for recommending to the full Board of Directors the compensation for the Company’s other executive officers.

The Compensation Committee engaged Radford, an executive compensation consultant, during fiscal 2012 to review base salary, target total cash compensation, long term incentive opportunity and total compensation against the competitive marketplace using a peer group of similarly situated companies.

The primary and secondary criteria Radford used in selecting the peer group was tool and equipment manufacturing companies with:
•	Primary Criteria:
o	Last fiscal year revenues of 1/3 to three times the Company’s revenues of approximately $250 million ($80 million – $800 million)
•	Secondary Criteria:
o	Market capitalization between $50 million and $300 million based on the Company’s current capitalization of approximately $90 million
o	Employee size of 1/4 to four times the Company’s fiscal 2011 headcount of 1,951 employees (500 – 8,000)
o	Geography outside of major metropolitan/high cost of living areas
o	Global footprint with multi-national operations

Radford considered the following survey sources in its analysis:
•
2011 Radford Global Technology Survey using a select group of public US manufacturing-focused companies with revenue between $50 million and $1.5 billion (operating in the non-high tech space and not based in California)

•	Towers Watson General Industry Top Management Survey - Durable goods manufacturing companies with between $100 million and $450 million in revenue

Based on the selection criteria, Radford proposed, and the Compensation Committee approved, the following group of peer companies used in the analysis:

Altra Holdings	GSI Group	Measurement Specialists
Blount International	Hardinge	Newport
Cascade	Hurco	NN, Inc.
Columbus McKinnon	Kadant	ROFIN-SINAR
Douglas Dynamics	Key Technology	Smith & Wesson
Eastern Company	LeCroy	Twin Disc
Flow International	Lydall	Zygo

The Compensation Committee has the opportunity to work closely with each executive officer during the year at various board and committee meetings and has a good understanding and working knowledge of each individual’s contributions and talents. However, the Compensation Committee discusses with the CEO the performance and contributions of each executive officer and seeks his advice and recommendations when setting compensation.  The CEO is not present when the Compensation Committee discusses his compensation.

Compensation Philosophy

Our compensation practices are relatively simple, straightforward and transparent.  Setting compensation is not done by a strict formula.  It is a subjective judgment based on a number of factors.  We do not look at the performance for just one year, but for a number of years, and consider the economic climate in all areas of the world where we operate.  We look at how stockholders, employees and stakeholders at all locations have fared during these periods.  In particular, we look at measures affecting stockholders’ equity such as sales revenues and net profit margins, which are key indicators of stockholder value.  We also consider stock price movement, bearing in mind that the stock market is generally short-term oriented and subject to pressures that are not under the control of executive officers.

Our executive officers currently do not have employment contracts or company-paid memberships or professional services.  For fiscal year 2012 (i.e., the fiscal year ending on June 30, 2012) compensation consisted primarily of base salary and cash incentive compensation.  In fiscal year 2012, long-term equity (stock) incentives for our executives are available to our employees on the same basis through our employee stock purchase plan.  Please see the description of our new long term incentive plan, which stockholders are being asked to approve at this Annual Meeting.

We make judgments based on the considerations listed above and on competitive compensation at companies of similar size and in similar fields.  We use specific peer comparisons listed above and we draw on our knowledge of the market cost of any executive who might have to be replaced.  The Compensation Committee also periodically reviews various publicly available sources of compensation data. We believe that our executive compensation is generally lower than executive compensation paid by companies of similar size and in similar fields for comparable positions. There is a need to close this gap through base salary increases and performance-based incentive plans in order to retain and attract qualified management talent.  Stockholders are being asked to approve our 2012 Long-Term Incentive Plan and the Board intends to make grants pursuant to this plan in fiscal year 2013.

Components of Executive Compensation

The five elements of our executive compensation program are:

•	Base salary
•	Cash incentive compensation
•	Long-term incentives
•	Post retirement benefits
•	Other compensation

These components are intended to encourage and achieve the purpose and philosophies of our compensation programs set forth above.  We seek a mix between all elements of compensation to achieve a total compensation package that is commensurate with the executive officer’s position, responsibility and performance relative to his peers in other companies of similar size and in similar fields.

Base Salary

Base salary is the fixed component of the executive’s cash compensation and should reflect the individual’s position and scope of responsibility, taking into consideration experience, tenure, long-term potential and the ability to assume additional responsibility.

The Compensation Committee reviews base salaries for the executive officers in June of each year or in connection with promotions.  In light of the severe recession in the spring of 2009, all executive officers were subject to a 10% salary reduction effective March of 2009; however business conditions and financial performance improved starting in February 2010. As a result, our operating units returned to full work weeks and wage and salary cuts for monthly paid personnel were restored.  In June 2010, the Compensation Committee voted to restore executive base salaries to fiscal 2009 levels effective July 1, 2010, resulting in base salaries for fiscal 2011 of $325,000 for Mr. Starrett, $215,000 for Mr. Walsh and $150,000 for Mr. Aspin.  Mr. O’Brien joined the Company in November of 2009 at an annual base salary of $175,000, which remained in effect through fiscal 2011. The Compensation Committee of the Board of Directors approved the following officer salaries effective July 1, 2011 based on our executive compensation philosophy:  Mr. Starrett $375,000; Mr. Walsh $250,000; Mr. O’Brien $200,000; and Mr. Aspin $175,000. The Compensation Committee of the Board of Directors approved the following officer salaries effective July 1, 2012 based on our executive compensation philosophy:  Mr. Starrett $394,000; Mr. Walsh $263,000; Mr. O’Brien $213,000; and Mr. Aspin $185,000.

Cash Incentive Compensation

Annual cash incentive compensation is variable pay for the executive officers to reward them for overall Company and individual performance in the key areas of sales, operational, and financial results.  This component of incentive compensation is important to attract highly motivated and skilled executives.

The Board of Directors, upon the recommendation of the Compensation Committee, voted in fiscal 2008 to adopt a cash bonus plan for executive officers of the Company (the “Cash Bonus Plan”).  The Cash Bonus Plan became effective for fiscal 2008.  The Cash Bonus Plan bases awards on income before tax (IBT) as a percentage of net sales from consolidated results of operations. The Cash Bonus Plan covers the three executive officers responsible for the Company’s worldwide results:  Douglas A. Starrett, Stephen F. Walsh, and Francis J. O’Brien.  The Board of Directors administers the Cash Bonus Plan.

Pension accounting was excluded from the Cash Bonus Plan calculations in fiscal years 2011 and 2012.

Awards under the Cash Bonus Plan are paid once per year following the release of the Company’s audited financial statements.  A minimum threshold of 4% IBT as a percentage of net sales must be achieved prior to any payment to a participant under the Cash Bonus Plan.  Once the minimum 4% of IBT is achieved by the Company, the participant earns a cash bonus equal to 15% of such participant’s base salary.  For IBT in excess of 4% for the fiscal year, the participant’s cash bonus increases by .5% of such participant’s base salary for each .1% increase in the Company’s IBT.  There is no cap on the amount that may be paid under the Cash Bonus Plan.  In fiscal 2012, IBT, excluding pension expense, did exceed the 4% minimum.  As a result, cash bonuses will be paid for fiscal 2012  under the Cash Bonus Plan and this is reflected in the summary compensation table. Mr. O’Brien had an additional target in his cash bonus plan for fiscal year 2012 that was paid on the reduction of professional fees.

The Board of Directors, upon the recommendation of the Compensation Committee, voted in fiscal 2008 to adopt a cash bonus plan for Anthony M. Aspin, an executive officer and Vice President Sales of the Company.  Mr. Aspin’s cash bonus plan became effective for fiscal 2008 and bases awards on sales and IBT as a percentage of net sales from consolidated results of operations.  The Board of Directors administers Mr. Aspin’s plan.

Awards under Mr. Aspin’s plan are paid once per year following the release of the Company’s audited financial statements.  Mr. Aspin’s plan consists of two components:  sales and IBT.  His plan is based on the combination of the sales bonus component and the IBT bonus component. The IBT component of Mr. Aspin’s plan is calculated in the same manner as the Cash Bonus Plan. The performance minimum for the sales component is 80% of the sales target, with an opportunity for an increased sales bonus to the extent sales exceeds 80% of the sales target. The sales target, which is not disclosed herein, represents the portion of net sales in the North American marketplace for those product lines for which Mr. Aspin is responsible. These sales represent a portion of the total North American sales as disclosed in Footnote 15 to the Company’s financial statements found in its Annual Report on Form 10-K.  Under the IBT component of Mr. Aspin’s plan, Mr. Aspin earns a cash bonus equal to 10% of his base salary once the minimum 4% of IBT is achieved by the Company and Mr. Aspin’s IBT bonus increases by 2% of his base salary for each 1% of IBT over the 4% minimum.  There is no cap on the IBT component of this plan.  In fiscal 2012, the IBT and sales components did exceed the minimum threshold.  A cash bonus will be paid for fiscal 2012 and this is reflected in the summary compensation table.

Long Term Equity Incentives

The Board has adopted the Company’s 2012 Long-Term Incentive Plan, subject to stockholder approval, under which equity-based and cash-incentive awards may be granted to employees, directors, consultants and advisors of the Company.  We expect to provide long-term equity compensation opportunities under the 2012 Long-Term Incentive Plan to our named executive officers to provide a link between compensation and shareholder value and as a valuable retention component as, generally, the executive forfeits any unvested portion of the long-term equity component if the executive is not employed by the Company at the time of vesting.  Radford, in conducting a competitive review of executive compensation, found the Company’s named executive officers were lacking in competitive long-term incentive opportunity and recommended a first year strategy of making long term equity grants that would position the Company in the 25th percentile of the market using a combination of options and restricted stock units. Market data for long term incentive compensation at the 25th percentile ranged from $248,000 in value for chief executive officers and $55,000 to $136,000 for other named executive officers.

There are also other opportunities for our employees, including our named executive officers, to invest in Company stock through the 401(k) Plan, the Company’s 1952 Employees’ Stock Purchase Plan and, if approved by the stockholders of the Company, the 2012 Employee Stock Purchase Plan.

Retirement Benefits

The Compensation Committee and Company management believe that it is important to provide retirement benefits to employees who reach retirement age.  Company retirement benefits consist of the following components:

•
The 401(k) Plan.  The Company’s 401(k) Plan is a defined contribution plan intended to be qualified under the Internal Revenue Code.  Our executive officers are eligible to participate in the 401(k) plan on the same terms as our other employees.

•
The Retirement Plan.  The Company’s Retirement Plan is a defined benefit pension plan intended to be qualified under the Internal Revenue Code.  Participants in this plan are generally eligible to retire with unreduced pension benefit at age 65.  Our executive officers participate in the Retirement Plan on the same basis as our other employees with similar years of service at the Company.  Further detail concerning the Retirement Plan is contained in the Pension Benefits Table and the related narrative below.

•
The ESOP.  The Company’s Employee Stock Ownership Plan (“ESOP”) is an employee stock ownership plan intended to be qualified under the Internal Revenue Code.  An employee’s vested balance, if any, under the ESOP will generally be distributed at the same time that the employee is eligible to begin receiving a benefit under the Retirement Plan.  Our executive officers participate in the ESOP on the same terms as our other employees with similar years of service at the Company.

•
The Supplemental Executive Retirement Plan (SERP). Certain members of management and highly compensated employees, including the Company’s executive officers, participate in the SERP.  The SERP provides supplemental retirement benefits out of the general assets of the Company that are otherwise denied to participants due to legislation limiting the amount of compensation that may be taken into account in computing the benefit payable under the Company’s Retirement Plan.  Further detail concerning the SERP is contained in the Pension Benefits Table and the related narrative below.

Other Compensation

The Company strives to maintain a reasonable relationship between executive pay and average non-executive employee pay.  Mr. Aspin has a company-provided car, commensurate with his sales position and requirements for travel on behalf of the Company.  However, the Company does not otherwise provide its executives with perks such as club memberships or access to company-paid professional services that are not uniformly available to non-executive officer employees of the Company.

Compensation Committee Report

The Compensation Committee reviewed and discussed the Company’s Compensation Discussion and Analysis with the Company’s management.  Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012.

Compensation Committee:
Richard B. Kennedy, Chairman
Ralph G. Lawrence
Terry A. Piper

Compensation Committee Interlocks and Insider Participation

During fiscal 2012, decisions with respect to the compensation of the Company’s executive officers were made by, or upon the recommendation of, the Compensation Committee. During fiscal 2012, the Compensation Committee consisted of independent directors, as defined by the New York Stock Exchange rules. No member of the Compensation Committee was an officer of the Company nor was any officer of the Company a member of the Compensation Committee (or similar body) for any employer of the Company’s Compensation Committee members.

D.      Remuneration

SUMMARY COMPENSATION TABLE FOR FISCAL Years 2012, 2011, and 2010

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)1	Change in Pension Value and Nonqualified Deferred Compensation ($)2	All Other Compensation ($)	Total ($)
Douglas A. Starrett	2012	375,000	N/A	N/A	N/A	99,375	504,419	N/A	978,794
President, Chief	2011	325,000	N/A	N/A	N/A	55,250	106,312	N/A	486,562
Executive Officer and Director	2010	292,500	N/A	N/A	N/A	N/A	277,845	N/A	570,345

Francis J. O’Brien	2012	200,000	N/A	N/A	N/A	83,000	40,228	N/A	323,228
Treasurer and Chief	2011	175,000	N/A	N/A	N/A	29,750	13,684	N/A	218,434
Financial Officer	2010	116,667	N/A	N/A	N/A	N/A	0	N/A	116,667

Anthony M. Aspin	2012	175,000	N/A	N/A	N/A	72,100	149,930	N/A	397,030
Vice President of Sales	2011	150,000	N/A	N/A	N/A	57,000	39,323	N/A	246,323
	2010	128,700	N/A	N/A	N/A	N/A	69,635	N/A	198,335

Stephen F. Walsh	2012	250,000	N/A	N/A	N/A	66,250	100,024	N/A	416,274
Senior Vice President	2011	215,000	N/A	N/A	N/A	36,550	48,821	N/A	300,371
Operations and Director	2010	193,500	N/A	N/A	N/A	N/A	73,084	N/A	266,584

1    Represents amounts paid in accordance with the Cash Bonus Plan and to Mr. Aspin under his cash bonus plan.  See “Compensation Discussion and Analysis – Cash Incentive Compensation.”
2    Amounts reflect the change in actuarial present value of accumulated benefit obligations.

The following tables are not included because they are not currently part of our compensation for our executives:
•	Grants of Plan-Based Awards

•	Outstanding Equity Awards at Fiscal Year-End

•	Option Exercises and Stock Vested During Last Fiscal Year

E.      Pension Benefits

The Company’s Retirement Plan covers all eligible employees who have at least one year of service and have attained age 21. An “eligible employee” is an employee of the Company (or an affiliate of the Company that participates in the Plan) other than a union employee, leased employee, independent contractor, or, except as determined by the Company, a nonresident alien. Benefits under the Retirement Plan are determined by reducing a formula amount calculated under the Retirement Plan by 90% of the annuity value of the employee’s vested account balance, if any, under The L.S. Starrett Company Employee Stock Ownership Plan (the “ESOP”). See “Employee Stock Ownership and 401(k) Savings Plans” below. At no time will the benefit of any participant under the Retirement Plan be less than such participant’s benefits, if any, under the Retirement Plan before establishment of the ESOP. The formula amount calculated under the Retirement Plan is based on the sum of 1.25% of the employee’s average base salary up to the employee’s Social Security covered compensation plus 1.70% of the employee’s average base salary over covered compensation, times the number of years of credited service up to but not exceeding 35 years. An employee’s average base salary is his average base salary for the five consecutive highest paid of his last ten years of employment.

Pursuant to provisions of the Internal Revenue Code of 1986, as amended, in general, annual compensation that may be taken into account in computing a participant’s benefit under the Retirement Plan is limited (to $250,000 for the plan year beginning on July 1, 2011) and annual annuity benefits may not exceed a specified dollar limit (currently $200,000). The Company has established a Supplemental Executive Retirement Plan (“SERP”) to provide on an unfunded basis out of the general assets of the Company benefits earned under the Retirement Plan formula that are in excess of Internal Revenue Code limits. At June 30, 2012, the retirement benefits are outlined in the Pension Benefits table below.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Douglas A. Starrett	Retirement Plan	34.5	1,216,740	- 0 -
	SERP	34.5	513,034	- 0 -

Francis J. O’Brien	Retirement Plan	1.5	53,912	- 0 -
	SERP	-	-	- 0 -

Anthony M. Aspin	Retirement Plan	20.5	436,149	- 0 -
	SERP	20.5	-	- 0 -

Stephen F. Walsh	Retirement Plan	9.5	387,901	- 0 -
	SERP	9.5	1,941	- 0 -

Summary of Director Compensation

Our non-management directors in fiscal 2012 received:

•	An annual cash retainer of $16,000, paid in four, equal installments following each quarter of service;
•	$1,000 for each board or committee meeting they attend (whether by telephone or in person); and
•	Reimbursement for Company-related out-of-pocket expenses, including travel expenses.

Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to Salvador de Camargo, Jr. and the Company’s non-employee directors for fiscal 2012.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash (Meeting Fees and Retainers) ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ralph G. Lawrence	31,000	-	-	-	-	-	31,000
Salvador de Camargo, Jr. 1	-	-	-	-	-	-	-

Richard B. Kennedy	31,000	-	-	-	-	-	31,000
Terry A. Piper	28,000	-	-	-	-	-	28,000
David A. Lemoine	32,000						32,000

1
Salvador de Camargo, Jr.’s total compensation in fiscal 2012 was $303,000.  He was not separately compensated as a member of the Board.  Mr. de Camargo, Jr.’s compensation in Brazilian Reals was R613,000.

F.      Employee Stock Ownership and 401(k) Savings Plans

The Company also maintains an ESOP, established in 1984, and a 401(k) Savings Plan, established in 1986. Both plans are designed to supplement retirement benefits provided under the Company’s Retirement Plan and to enable employees to share in the growth of the Company.

As drafted, the ESOP covers eligible domestic employees who have at least one year of service and have attained age 21. However, as of June 30, 1994, all of the shares of Common Stock in the ESOP were allocated to participant accounts, and future ESOP contributions by the Company (if any) are discretionary. Employees who retire, die, or otherwise terminate employment will be entitled to receive their vested account balance, if any, under the ESOP, which will generally be distributed at the same time that the employee is eligible to begin receiving a benefit under the Retirement Plan. An amount equal to 90% of an employee’s ESOP account balance, if any, expressed in annuity form, will be used to offset the employee’s benefit under the Retirement Plan. See “Pension Benefits” above.

The 401(k) Savings Plan is a savings and salary deferral plan that is intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code. To be a participant in the 401(k) Savings Plan (a “Participant”), an eligible employee must have completed six months of service and be at least 18 years old. Participants may authorize deferral of a percentage of their compensation through payroll deductions, subject to any limitations imposed by the 401(k) Savings Plan administrator, which the Company will contribute to a trust fund established for the 401(k) Savings Plan (the “401(k) Trust”).

The Company contributes to the 401(k) Savings Plan for the benefit of each Participant a matching contribution equal to one-third of the first 5% of the Participant’s compensation (as determined under the 401(k) Savings Plan) that the Participant contributes as a salary deferral for each month. The Company may prospectively increase or decrease the matching contribution formula. Under current vesting rules, matching contributions vest after three years of service (as determined under the 401(k) Savings Plan) and salary deferral contributions vest immediately. Participants may, among other investment choices, invest their contributions and matching contributions in the Company stock fund.

Participants are not subject to federal or state income tax on salary deferral contributions or on Company matching contributions or the earnings thereon until such amounts are withdrawn from the 401(k) Savings Plan.

Assets of the Plan, including Company stock, are held in trust. Company stock is held in a unitized fund that includes both Company stock and cash. Counsel Trust Company is the trustee of the 401(k) Trust.

A Participant’s accounts may be invested (along with any earnings) as the Participant directs in one or more of the investments made available by the Plan administrator, including the Company stock fund. Withdrawals from the 401(k) Savings Plan may only be made upon termination of employment, attainment of age 59 1/2  or in connection with certain provisions of the Plan that permit hardship withdrawals. The 401(k) Savings Plan also permits loans to Participants.

For fiscal 2012 and 2011, Company matching contributions for all executive officers of the Company as a group were $16,263 and $12,792, respectively, and for all employees of the Company as a group were $218,117 and $197,159, respectively.

G.      Employees’ Stock Purchase Plan

The 2007 Employees’ Stock Purchase Plan (the “2007 Plan”), which was approved in 2007, provides that the options may cover shares of Class A or Class B Stock as the Company shall determine.  The principal difference between the Class A Stock and the Class B Stock is their respective voting rights.  Class B Stock is otherwise identical to the Class A Stock except (i) that it is generally non-transferable except to lineal descendants, (ii) cannot receive more dividends per share than the Class A Stock and (iii) can be converted to Class A Stock at any time.  Under the 2007 Plan, the option price to purchase shares of the Company’s Common Stock was the lower of 85% of the market price on the date of grant or 85% of the market price on the date of exercise (two years from the date of grant).

The 2007 Plan gives new employees an opportunity to participate in the success of the Company and allows present employee stockholders to invest further if they so desire.  The Company’s management feels that a further financial interest of this type on the part of those who work in the Company and its subsidiaries gives it an added edge that makes a difference in Company performance.  At June 30, 2012, 994 employees were eligible to participate in the 2007 Plan.  Based on the closing market price for the Company’s Common Stock on July 27, 2012 of $11.20 per share, the aggregate market value of the 500,000 shares of Common Stock issuable under the 2007 Plan would be approximately $5,600,000.

Stockholders are being asked to approve the Company’s 2012 Employees’ Stock Purchase Plan (the “2012 Plan”), which is substantially similar to the 2007 Plan, and no additional options will be granted under the 2007 Plan.

The Company also sells shares to employees under an Employees’ Stock Purchase Plan adopted in 1952 (the “1952 Plan”). The Company, from time to time, purchases these shares in the open market to be held in treasury. The Company pays brokerage and other expenses incidental to purchases and sales under the 1952 Plan and employees may authorize regular payroll deductions for purchases of shares.

H.      Potential Payments upon Termination or Change of Control

The Company entered into Change in Control Agreements (“CIC Agreements”) with Douglas A. Starrett and Stephen F. Walsh on January 16, 2009 and with Francis J. O’Brien on July 15, 2010. Under the CIC Agreements, Messrs. Starrett, O’Brien and Walsh are entitled to certain payments in connection with a “change in control” (as defined in the CIC Agreements) of the Company.  Among other triggering events set forth in the definition, a change in control of the Company will occur if any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities or more than 50% of the total fair market value of the Company.  The material terms of the CIC Agreements are summarized below.

CIC Agreement with Douglas A. Starrett

Under Mr. Starrett’s CIC Agreement, Mr. Starrett is entitled to certain payments and benefits if there is a change in control of the Company.  In the event of a change in control of the Company, Mr. Starrett is entitled to:

•
A lump sum payment of three times his annual base salary immediately prior to the change in control plus three times the average of his annual bonus for the past three years.  As of the date of this Proxy Statement, this amount is estimated to be $1,413,000.

•
Full acceleration of his options to purchase stock of the Company (including the right to participate in any stage of a tender offer).  Mr. Starrett has not been granted options pursuant to the Company’s 2012 Long-Term Incentive Plan as it has not yet been approved by stockholders.

•
Continued coverage under existing medical, dental, and prescription drug plans for Mr. Starrett and his family for 36 months following the change in control.  In the event that coverage under such a plan is not available, the Company will pay the premium costs for COBRA health care continuation coverage for him and his spouse and/or dependents or, to the extent that COBRA coverage is not available, monthly lump sum cash payments equal to the monthly COBRA premiums directly to him for such 36 month period.  This is estimated to be approximately $66,000.

•	Continued coverage under a director and officer liability policy.

•
In the event that he is terminated for any reason within 36 months of a change in control, a lump sum payment equal to the value of any additional benefits that would have accrued to him under the Company's retirement plan from the date of his termination if he had remained employed with the Company for 36 months following the change in control.  No estimate of this payment is available at this time.

•	The Company's covenant to continue in effect all retirement plans in which he is a participant immediately prior to the change in control. No estimate of this payment is available at this time.

CIC Agreements with Francis J. O’Brien and Stephen F. Walsh

Under their CIC Agreements, Messrs. O’Brien and Walsh are entitled to certain payments and benefits if (1) there is a change in control of the Company and (2) they are terminated in connection with the change in control.  In the event of a termination in connection with a change in control, each of Messrs. O’Brien and Walsh is entitled to:

•
A lump sum payment equal to one and one half times his annual base salary immediately prior to the change in control and one and one half times the average of his annual bonus over the past three years.  As of the date of this Proxy Statement, this amount is estimated to be $405,000 and $471,000 for Messrs. O’Brien and Walsh, respectively.

•
Continued coverage under existing medical, dental, and prescription drug plans for him and his family for 18 months following the change in control and termination of employment.  In the event that coverage under such a plan is not available, the Company will pay the premium costs for COBRA health care continuation coverage for him and his spouse and/or dependents or, to the extent that COBRA coverage is not available, monthly lump sum cash payments equal to the monthly COBRA premiums directly to him for such 18 month period.  This is estimated to be approximately $33,000 for each of Messrs. O’Brien and Walsh.

•	Continued coverage under a director and officer liability policy.

•
A lump sum payment equal to any additional benefits that would have accrued to him under the Company's retirement plan from the date of his termination if he had remained employed with the Company for 18 months following the change in control.  No estimate of this payment is available at this time.

•
In the event that his employment is not terminated following a change in control, the Company's covenant to continue in effect all retirement plans in which he is a participant immediately prior to a change in control.  No estimate of this payment is available at this time. Full acceleration of his options to purchase stock of the Company (including the right to participate in any stage of a tender officer).  Messrs. O’Brien and Walsh have not been granted any options pursuant to the Company’s 2012 Long-Term Incentive Plan.

In addition, under their CIC Agreements, each of Messrs. Starrett, O’Brien and Walsh are entitled to a “gross up payment” for excise and related taxes in the event that payments or distributions to them under their CIC Agreements would constitute “excess parachute payments” under Section 280G of the Internal Revenue Code.

I.      Security Ownership of Certain Owners and Management

1.	Security Ownership of Management

The following table and accompanying footnotes set forth certain information about the beneficial ownership of the Company’s Common Stock as of August 24, 2012 by the directors, the executive officers named in the Summary Compensation Table and all directors and executive officers as a group.

Name of Beneficial Owner	Title of Class of Common Stock	Amount and Nature of Beneficial Ownership 1	Percent of Class
Douglas A. Starrett2	Class A	32,617	*
	Class B	47,499	6.3%

Anthony M. Aspin3	Class A	2,845	*
	Class B	284	*

Stephen F. Walsh4	Class A	3,618	*
	Class B	9,228	*

Francis J. O’Brien	Class A	471	*
	Class B	-	*

Salvador de Camargo, Jr.	Class A	200	*
	Class B	-	*

Richard B. Kennedy5	Class A	125	*
	Class B	-	*

Ralph G. Lawrence	Class A	1,200	*
	Class B	-	*

Terry A. Piper	Class A	200	*
	Class B	-	*

David A. Lemoine	Class A	1,000	*
	Class B
		-	*
All Directors and Executive Officers (as a Group 9 persons)	Class A	42,276	*
	Class B	57,011	7.6%

1

*	Less than one percent (1%)
1	Shares are held with sole voting and investment power except as indicated below.
2
Includes 314  Class A and 450 Class B shares held with shared voting and investment power and 8,009  Class A and 45,404 Class B shares held with sole voting power only.  Does not include shares of Common Stock held by Mr. Starrett as Trustee under the ESOP except for 4,794 Class A and 1,545 Class B shares allocated to Mr. Starrett’s ESOP account. See Note 5 under “Security Ownership of Certain Beneficial Owners” below.

3	Includes 218 Class A shares with shared voting and investment power and 2,845 Class A and 284 Class B shares with sole voting power only.
4	Includes 2,400 Class A shares and 9,228 Class B shares held with shared voting and investment power and 1,218 Class A shares with sole voting power only.
5	Shares are held with shared voting and investment power.

2.      Security Ownership of Certain Beneficial Owners

The following table and accompanying footnotes sets forth the persons or groups known by the Company to be beneficial owners of more than 5% of the Company’s Common Stock as of August 24, 2011.

Name and Address of Beneficial Owners	Title of Class of Common Stock	Amount and Nature of Beneficial Ownership	Percent of Class
Gamco Investors, Inc1 1 Corporate Center Rye, NY 10580	Class A Class B	887,325 -	14.7% *

Royce & Associates, LLC2 1414 Avenue of the Americas New York, NY 10019	Class A Class B	529,400 -	8.8% *

Dimensional Fund Advisors LP3 1299 Ocean Ave. Santa Monica, CA 90401	Class A Class B	497,784 -	8.3% *

Counsel Trust Company4 dba Mid-Atlantic Trust Company The Times Building 336 Fourth Avenue, Suite 5 Pittsburgh, PA 15222	Class A Class B	420,357 13,770	7.0% 1.8%

Harold J. Bacon, Douglas A. Starrett
and Francis J. O’Brien, as
Trustees under The L.S. Starrett
Company’s Employees Stock Ownership Plan5
c/o The L.S. Starrett Company
121 Crescent Street
Athol, MA 01331
	Class A Class B	528,317 171,026	8.8% 22.4%

*	Less than one percent (1%)
1	Share information is based on information set forth in the Amendment on Schedule 13D filed by Gamco Investors, Inc. with the SEC on July 18, 2012.
2	Share information is based on information set forth in the Amendment on Schedule 13G filed by Royce & Associates, LLC with the SEC on December 31, 2011.
3	Share information based on information set forth in the Schedule 13G filed by Dimensional Fund Advisors LP with the SEC on December 31, 2011.
4
 Counsel Trust Company acts as Trustee of the Company’s 401(k) Savings Plan and in that capacity shares voting power with respect to the shares of Common Stock with and subject to direction from participants in the 401(k) Savings Plan. Counsel Trust Company disclaims beneficial ownership as to all of the shares in the 401(k) Savings Plan.

5
Harold J. Bacon, Douglas A. Starrett and Francis J. O’Brien in their capacity as Trustees under the ESOP (the “ESOP Trustees”) hold the shares with sole dispositive power subject to the terms of the ESOP. The ESOP Trustees disclaim beneficial ownership of the ESOP shares except with respect to their own vested shares in the ESOP.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors and executive officers of the Company and persons who own more than 10% of any class of equity securities of the Company registered under the Exchange Act to file with the SEC, the New York Stock Exchange and the Company initial reports of ownership and reports of changes in ownership of such securities. Based on information provided to the Company by the individual officers and directors, the Company believes that all such reports were timely filed in fiscal 2012 by such directors and officers.

II.  APPROVAL OF THE L.S. STARRETT COMPANY 2012 EMPLOYEES’ STOCK PURCHASE PLAN

The approval of The L.S. Starrett Company Employees’ Stock Purchase Plan is proposed by the Board of Directors.  The Board adopted the 2012 Plan on June 6, 2012 subject to stockholder approval.  The Company proposes to offer its eligible employees rights to subscribe for up to 500,000 shares of its Common Stock over a five year period commencing October 17, 2012 in accordance with the 2012 Plan.  Like previous plans that have been in effect for many years, the primary purpose of the 2012 Plan is to provide a convenient means for eligible employees to acquire an interest in the future of the Company by purchasing its Common Stock at an option price.  The 2012 Plan contains substantially the same operative provisions as the 2007 Plan and was adopted by the Board on June 6, 2012. The 2012 Plan is attached to this Proxy Statement as Exhibit I.

The 2012 Plan provides that the options may cover shares of Class A Stock or and, to such extent (if any) as the Board of may determine consistent with the purposes of the 2012 Plan, Class B Stock.  The principal difference between the Class A Stock and the Class B Stock is their respective voting rights, as described above on page 4.  Class B Stock is otherwise identical to the Class A Stock except (i) that it is generally non-transferable except to lineal descendants, (ii) cannot receive more dividends per share than the Class A Stock and (iii) can be converted to Class A Stock at any time. The 2012 Plan will expire on October 18, 2017, and no options under that plan may be granted thereafter.  The 2012 Plan will give new employees an opportunity to participate in the success of the Company and allow present employee stockholders to invest further if they so desire.  The Company feels that a further financial interest of this type on the part of those who work in the Company and its subsidiaries gives it an added edge that makes a difference in Company performance.

Since October 3, 2007, employees have been granted options for 257,157 shares under the 2007 Plan, including options for 112,197 shares which were canceled or terminated or which expired unexercised through June 30, 2012.   From October 3, 2007 through July 31, 2012, employees purchased 81,951shares of Common Stock under the 2002 Employee Stock Purchase Plan (the “2002 Plan”) and the 2007 Plan, and in this period officers and directors purchased 13,902 shares under the 2002 Plan and the 2007 Plan.  During this period, employees purchased 32,293 shares of Common Stock under the 1952 Plan and officers and directors purchased 300 shares under the 1952 Plan.

The 2012 Plan is intended to qualify under the provisions of Section 423 of the Internal Revenue Code as an “employee stock purchase plan,” which requires that the 2012 Plan be approved by the holders of the Company’s Common Stock.

The principal features of the 2012 Plan and its tax consequences are described below under separate headings.

A.	Principal Features of the Plan

Scope of the Plan.  A total of not more than 500,000 authorized but unissued shares of Class A Stock or Class B Stock of the Company may be issued under the 2012 Plan, and the Company, from time to time over the next five years, may grant options to its employees and the employees of designated subsidiaries to purchase these shares.

Eligible Employees.  Each employee of the Company (and of its subsidiaries designated to participate in the 2012 Plan) having at least six months of continuous service on the date of grant of an option will be eligible to participate in the 2012 Plan.  However, directors of the Company or of a subsidiary who are not employees of the Company or of a subsidiary and employees owning or deemed to own 5% or more of the Common Stock are not eligible to participate.

Term of Option.  Each option under the 2012 Plan will, unless exercised, expire two years from the date of its grant.

Purchase Price.  The option price for shares under the 2012 Plan will be the lower of 85% of the fair market value of the stock at the time of grant or 85% of the fair market value at the time of exercise.

Number of Shares.  Each employee will be entitled to purchase a maximum of 9,600 shares under the Plan, subject to proportionate reduction in the event the number of shares then being offered under the Plan is over-subscribed.  In addition, no employee will be granted an option that would permit him or her to purchase shares (under the 2012 Plan and all Employee Stock Purchase Plans of the Company and its subsidiaries) to accrue at a rate that exceeds $25,000 in fair market value of stock (determined at the time of grant) for each calendar year during which the option is outstanding.

Method of Participation.  The Company will notify eligible employees of its intention to grant options and each employee will indicate the number of shares for which he or she wishes to subscribe.  Thereafter, the Company will formally grant options for a specified number of shares, exercisable on a specified date two years from the date of grant.

Method of Payment.  An employee who receives an option will authorize payroll deductions to be made from his or her compensation over the two year term of the option.  The employee may make advance cash payments in any amount at any time during the two years, but such advance payments shall not accelerate the exercise of the option.

Rights as Shareholders.  The employee will not have any rights as a shareholder and will not receive dividends with respect to any shares subject to option until he or she has been issued the shares.

Exercise of Option.  The employee may exercise an option by giving written notice to the Company specifying the number of shares he or she wishes to purchase, and representing that the stock is being acquired for investment and not with any existing intention to resell the stock.  The Company is obligated as soon as practicable after receipt of this notice to apply the employee’s accumulated payroll deductions and any additional cash contributions to the purchase price of the shares and to issue and deliver the shares and return any surplus payments, subject to the receipt of any governmental approval and to applicable New York Stock Exchange requirements.

Interest.  Interest will be payable by the Company on any payroll deductions and additional cash contributions accumulated under the 2012 Plan.  Interest will be computed at a rate determined by the Company.

Right to Cancel.  An employee may cancel all or any part of his or her options under the Plan at any time prior to exercise, but if he or she holds more than one option, the options must be canceled in reverse chronological order of their dates of grant.  Upon such cancellation, payments made by the employee with respect to the canceled options will be returned to the employee with interest.

Termination of Employment.  If an employee holds an option at the time his or her employment with the Company or its subsidiaries is terminated either through retirement with the consent of the Employer within three months of the date such option becomes exercisable, or by death whenever occurring, such employee or his or her legal representative by written noticed delivered to the Company on or before the option exercise date may either cancel the option and receive, with interest, the total amount of payments made by the employee or pay the amount which is necessary to complete payment for the shares.  The failure of the employee or his or her legal representative to file a written notice will be treated as an election to cancel the options and receive the payments due on cancellation.  Upon termination of employment with the Company for any other reason, all options held by an employee will terminate and any payments made with respect thereto will be returned to the employee with interest.

Employee’s Rights Not Transferable.  All employees granted options under the 2012 Plan will have the same rights and privileges.  Each employee’s rights will be exercisable during the employee’s lifetime only by the employee and may not be sold, pledged, assigned or otherwise transferred.  An employee’s violation of these restrictions may lead to termination of his or her options by the Company.

Employment Rights.  Nothing in the 2012 Plan is to be construed so as to give any employee the right to be retained in the service of the Company or any subsidiary nor to give the Company or any subsidiary the right to require the employee remain in its service or to interfere with an employee’s right to terminate employment at any time.

Change in Capitalization.  In the event there is a change in the outstanding stock of the Company due to a stock dividend, split-up, recapitalization, merger, consolidation or other reorganization, the aggregate number and class of shares available under the 2012 Plan and under any outstanding options, as well as the option price, will be appropriately adjusted, but only if the Company determines that the adjustment will not constitute a modification of options granted under the 2012 Plan or otherwise disqualify the 2012 Plan under Section 423 of the Internal Revenue Code.

Administration of 2012 Plan.  The Company will administer the 2012 Plan, determine all questions arising thereunder and adopt, administer and interpret the rules and regulations relating to the Plan as it deems necessary or advisable.

Amendment and Termination of 2012 Plan.  The Company will have the right to amend the 2012 Plan at any time, but cannot make a Plan amendment relating to the aggregate number of shares available under the 2012 Plan and the class of employees eligible to participate without the approval of the Company’s stockholders.  If the Company terminates the Plan, it may leave outstanding options in place or provide for acceleration of the option exercise date.

B.	Tax Consequences.

The 2012 Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended.  The U.S. federal tax treatment of such plans under current tax rules is as follows: An employee who has purchased shares pursuant to an option and who disposes of such shares within 12 months after the transfer of shares to the employee, or within two years from the date of grant of the option, will realize ordinary income for U.S. federal income tax purposes, based on the difference between the option price and the fair market value of the shares on the date of exercise of the option.  If an employee disposes of such shares at any time after satisfying these holding periods or if the employee should die while owning such shares, ordinary income for U.S. federal income tax purposes will be realized based upon the lesser of (i) the excess of the fair market value of the shares at the time of disposition or death over the price paid for the shares or (ii) the excess of the fair market value of the shares at the time the option was granted over the option price, computed as if the option has been exercised at such time.  Any additional gain or loss recognized on the disposition will be treated as a capital gain or loss.

For purposes of computing capital gain or loss on the sale or exchange of shares by the employee, the employee’s tax basis for the shares is equal to the price paid for the shares plus the amount of any ordinary income realized by the employee as a result of the disposition of the shares.  Capital gain or loss recognized upon a sale or exchange of shares will be taxable as long-term capital gain or loss if the employee has owned the shares for more than 12 months on the date of disposition and otherwise as short-term capital gain or loss.

The Company is entitled to a deduction with respect to ordinary income realized by an employee as a result of the disposition of stock issued to a participant in an “employee stock purchase plan” only in the event that the disposition occurs prior to satisfaction of the holding periods described in the first paragraph of this Section.

The Board of Directors recommends that stockholders vote to approve the 2012 Employee’s Stock Purchase Plan.

III. APPROVAL OF THE L.S. STARRETT COMPANY 2012 LONG-TERM INCENTIVE PLAN

On September 5, 2012, the Board adopted The L.S. Starrett Company 2012 Long-Term Incentive Plan (the "Plan"), subject to stockholder approval.

The purpose of the Plan is to advance the interests of the Company by providing for the grant to eligible participants of stock-based and other incentive awards. The Plan is intended to accomplish these goals by enabling the Company to grant awards in the form of options, stock appreciation rights, restricted stock, unrestricted stock, performance awards, cash awards and stock units including restricted stock units or combinations thereof, all as more fully described below. The Plan is attached to this Proxy Statement as Exhibit II.

A.	Overview

The Plan will be administered by the Compensation Committee (the "Committee") of the Board. The term "administrator" is used below to refer to the person (the Committee and its delegates) charged with administering the Plan. Under the Plan, the administrator may grant stock options, stock appreciation rights, restricted stock, unrestricted stock, performance awards (in cash or stock) and stock units, including restricted stock units, or combinations thereof, and may waive terms and conditions of any award. A total of 500,000 shares of Class A Stock may be issued under the Plan, as adjusted for any stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company's capital structure. Key employees, directors, consultants and advisors of the Company are eligible to receive awards under the Plan.

Section 162(m) of the Internal Revenue Code (the "Code") places annual limitations on the deductibility by public companies of compensation in excess of $1,000,000 paid to any of the chief executive officer and the other three most highly compensated named executive officers (other than our Chief Financial Officer), unless, among other things, the compensation satisfies the requirements of a performance-based compensation exception prescribed in the Code and related regulations. For compensation attributable to stock options and stock appreciation rights to qualify as performance-based, among other requirements, the plan under which the awards are granted must state a maximum number of shares with respect to which options and rights may be granted to an individual during a specified period and must be approved by the Company's stockholders. To comply with these requirements, the Plan provides that the maximum number of shares as to which options may be granted to any participant during any fiscal year will be 150,000 and the maximum number of shares as to which stock appreciation rights may be granted to any participant during any fiscal year is 150,000.  Similar rules apply to incentive awards (other than stock options and stock appreciation rights) that are intended to qualify for the performance-based compensation exception.   The Plan provides that the maximum number of shares as to which other awards may be granted to any participant during any fiscal year will be 150,000, and the maximum amount payable to any person in any fiscal year as cash awards will be $2 million.

B.	Types of Awards.

Stock Options. The exercise price of a stock option granted under the Plan shall not be less than 100% of the fair market value of the Class A Stock at the time of grant. Fair market value shall be determined in accordance with the requirements of Section 422, if applicable, and Section 409A of the Code. Subject to the foregoing, the administrator determines the exercise price of each option granted under the Plan. No stock options may be granted under the Plan after October 16, 2022, but stock options previously granted may extend beyond that date in accordance with their terms. The exercise price may be paid in cash or by check acceptable to the administrator or by other means approved by the administrator.

Stock Units: A stock unit award is denominated in shares of Common Stock and entitles the holder to receive stock or cash measured by the value of the stock in the future. The delivery of stock or cash under a stock unit may be subject to the satisfaction of performance conditions or other vesting conditions.

Stock Appreciation Rights (SARs). The Plan provides for awards of stock appreciation rights under the Plan. A stock appreciation right entitles the holder upon exercise to receive Class A Stock equal in value to the excess of the fair market value of the shares of stock subject to the right over the fair market value of such shares on the date of grant.

Stock Awards. The Plan provides for awards of nontransferable shares of restricted Class A Stock, as well as unrestricted shares of Class A Stock. Generally, awards of restricted stock are subject to the requirement that the shares be forfeited or resold to the Company unless specified conditions are met.

Performance Awards. The Plan provides for performance awards entitling the recipient to receive cash or Common Stock following the attainment of performance goals determined by the administrator. Performance conditions may also be attached to other awards under the Plan. Performance objectives with respect to those awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code are limited to an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; inventory turnover; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancing.

To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m) of the Internal Revenue Code, the administrator may provide in the case of any award intended to qualify for such exception that one or more of the performance criteria applicable to such award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable performance criterion or criteria.

C.	Other Material Terms of the Plan.

Vesting. The administrator has the authority to determine the vesting schedule applicable to each award, and to accelerate the vesting or exercisability of any award.

Termination of Employment. Unless otherwise provided by the administrator or an award agreement, upon a termination of employment  or service, all unvested options and other awards requiring exercise will terminate, and all other unvested awards will be forfeited. Vested options will remain exercisable for one year following death, six months following a termination due to disability or for 60 days following any other termination except a termination for cause (or, if shorter, for the remaining term of the option or SAR). If a holder’s service is terminated for cause, all options and other awards requiring exercise, whether or not vested, will terminate upon such termination of service.

Change of Control. In the case of certain mergers, consolidations or other transactions in which the Company is acquired or is liquidated and there is a surviving or acquiring corporation, the Plan permits the administrator to arrange for the assumption of awards outstanding under the Plan or the grant to participants of replacement awards by that corporation. If the merger, consolidation or other transaction is one in which holders of Common Stock will receive a payment upon consummation of the transaction, the administrator may provide for a cash-out payment with respect to some or all awards outstanding. The administrator may provide that any outstanding awards not otherwise assumed, replaced or cashed-out requiring exercise will become exercisable or the delivery of shares will be accelerated to have their restrictions removed, as applicable, in each case on a basis that gives the holder of an award a reasonable opportunity, as determined by the administrator, following exercise of the award or delivery of the shares, as the case may be, to participate as a stockholder in such transaction.  Except as the administrator may determine and except for awards that are assumed, as discussed above, each award will automatically terminate (and in the case of outstanding shares of restricted stock will automatically be forfeited) upon consummation of such merger, consolidation or other transaction.

Amendment. The administrator may amend the Plan or any outstanding award at any time, provided, that except as otherwise expressly provided in the Plan the administrator may not, without the participant's consent, alter the terms of an award so as to materially and adversely affect the participant's rights under the award, unless the administrator expressly reserved the right to do so at the time of the award. No amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required by law (including the Code and applicable stock exchange requirements), including, without limitation, a reduction in the exercise price of any option (except if the stock of the Company is otherwise adjusted to reflect stock split, recapitalization or other change in the Company’s capital structure) or otherwise constitute a repricing requiring stockholder approval under the New York Stock Exchange rules.

New Plan Benefits. Awards under the Plan are discretionary and therefore, at this time, the benefits that may be received by participants under the Plan, if such Plan is approved by our stockholders, cannot be determined.

Effective Date of the Plan. The Plan will become effective as of October 17, 2012, provided that it is approved by the shareholders at this meeting.

D.	Federal Tax Effects

The following discussion summarizes certain federal income tax consequences associated with grant and exercise of options under the Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Plan or the grant of award other than options, nor does it cover state, local or non-U.S. taxes.

Incentive Stock Options. In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

Nonstatutory (Non-ISO) Options. In general, in the case of a non-ISO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired on account of exercise over the exercise price. A corresponding deduction is available to the Company. Upon a subsequent sale or exchange of the shares, appreciation or depreciation after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is treated as a non-ISO. ISOs are also treated as non-ISOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

Under the so-called "golden parachute" provisions of the Code, the vesting or accelerated exercisability of awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the Plan, may be subject to an additional 20% federal tax and may not be deductible to the Company.

Stock options granted under the Plan are intended to be exempt from the rules of Section 409A of the Code.  However, the Company will not be liable to any participant or other holder of an award with respect to any award-related adverse tax consequences arising under Section 409A or other provisions of the Code.

The Board of Directors recommends that stockholders vote to approve the Company’s 2012 Long-Term Incentive Plan.

IV. RELATIONSHIP WITH INDEPENDENT AUDITORS

During the fiscal year ended June 30, 2012, Grant Thornton LLP was engaged to perform the annual audit. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

The Audit Committee has appointed Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2013 and intends to submit such recommendation to the Company’s stockholders for ratification (but not for approval) at the Company’s 2012 Annual Meeting of Stockholders..

V. GENERAL

A.      Solicitation and Voting

In case any person or persons named herein for election as a director should not be available for election at the Annual Meeting, proxies in the enclosed form (in the absence of express contrary instructions) may be voted for a substitute or substitutes as well as for other persons named herein.

As of the date of this proxy statement, management knows of no business that will be presented to the Annual Meeting that is not referred to in the accompanying notice, other than the approval of the minutes of the last meeting of stockholders, which action will not be construed as approval or disapproval of any of the matters referred to in such minutes.

As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies in the attached form that do not contain specific instructions to the contrary will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

The enclosed proxy is solicited by the Board of Directors of the Company. The cost of solicitation will be borne by the Company. Such solicitation will be made by mail and may also be made by the Company’s officers and employees personally or by telephone or telegram. The Company will, on request, reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy material to beneficial owners. A proxy that is executed but that does not specify a vote for, against or in abstention will be voted in accordance with the recommendation of the Board of Directors contained herein.

Consistent with Massachusetts law and under the Company’s by-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election tellers for the Annual Meeting. The two nominees for election as directors at the Annual Meeting who receive the greatest number of votes properly cast for the election of directors will be elected directors. Should any of the nominees not remain a candidate at the end of the Annual Meeting (a situation which is not expected), proxies solicited hereunder will be voted in favor of those who remain as candidates and may be voted for substitute nominees, unless the Board determines to reduce the number of directors. Approval of the 2012 Employees’ Stock Purchase Plan and the 2012 Long-Term Incentive Plan require the affirmative vote of a majority of the votes cast at the Annual Meeting. The ratification of Grant Thornton LLP as the Company’s independent auditor also requires the affirmative vote of a majority of the votes cast.

The election tellers will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be counted in favor of or against, and will have no other effect on the election of directors.

 B.     Communication with the Board of Directors

Stockholders and other interested parties can communicate directly with the Board by writing to: Board of Directors, c/o Clerk, The L.S. Starrett Company, 121 Crescent Street, Athol, Massachusetts 01331. The Company will forward such communications to the Board at, or prior to, the next meeting of the Board.

Stockholders and other interested parties wishing to communicate only with the Company’s independent directors (i.e., non-management directors) can address their communications to “Independent Directors, c/o Corporate Governance and Nominating Committee” at the same address as above. These communications will be handled by the Corporate Governance and Nominating Committee and forwarded to the independent directors at or prior to the next meeting of the independent directors. The Board or the independent directors will determine, in such group’s sole discretion, the method by which any such communications will be reviewed and considered.

Communications to the Board (including to the independent directors) should not exceed 200 words in length, excluding the information required to accompany the communication. All such communications must be accompanied by the following information: (i) a statement of the type and amount of the securities of the Company that the person holds and (ii) the address, telephone number and e-mail address, if any, of the person submitting the communication. Interested parties that do not hold any securities of the Company may omit the information required by item (i) above in communications with the Board.

C.      Corporate Governance

The Company’s Corporate Governance Policy, and its Policy on Business Conduct and Ethics (“Ethics Policy”) for all directors, officers and employees of the Company, including executive officers, as well as any waivers under the Ethics Policy granted to directors and executive officers, are available on the Company’s web site at www.starrett.com. Stockholders may also obtain free of charge printed copies of these policies as well as the committee charters for the Company’s Board of Directors by writing to the Clerk of the Company at the Company’s headquarters.

D.      Submission of Stockholder Proposals

In order to be included in the Company’s proxy materials for presentation at the 2013 Annual Meeting of stockholders, a stockholder proposal pursuant to Rule 14a-8 as promulgated under the Exchange Act must be received by the Company not less than 120 days prior to September 14, 2013 and must comply with the requirements of Rule 14a-8. Such proposals should be sent to the Board of Directors, c/o Clerk, at 121 Cresent Street, Athol, Massachusetts 01331.

Under the Company’s By-laws, stockholders who wish to make a proposal at the 2013 Annual Meeting, other than one that will be included in the Company’s proxy statement, must notify the Company not less than 120 days nor more than 150 days prior to the meeting; provided that in the event that less than 130 days’ notice or prior public disclosure of the date of meeting is given or made to stockholders, the notice must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure is made. If a stockholder who wishes to present a proposal fails to notify the Company in accordance with the procedure set forth in the Company’s By-laws, the stockholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the Company’s By-laws, the proposal is brought before the meeting, then under the SEC’s proxy rules the proxies solicited by management with respect to the Annual Meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

E.      Additional Information

The Company makes available through its web site, www.starrett.com, its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) and 15(d) of the Exchange Act.

IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE STAMPED ENVELOPE ADDRESSED TO MELLON INVESTOR SERVICES LLC, THE COMPANY’S TRANSFER AGENT, OR TO VOTE BY TELEPHONE OR OVER THE INTERNET AS PROVIDED ON THE ENCLOSED INSTRUCTIONS. Stockholders who execute proxies, but attend the Annual Meeting in person, may withdraw their proxies and vote directly if they prefer or may allow their proxies to be voted with the similar proxies sent in by other stockholders. The Company’s transfer agent will assist the Company in tabulating the stockholder vote.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The election of two directors is proposed by the Board of Directors, each to hold office for a term of three years and until his successor is chosen and qualified. The Company's Board of Directors proposes for election: David A. Lemoine and Douglas A. Starrett. All of the nominees are current members of the Company's Board of Directors.

In accordance with the Board of Directors’ recommendation, the proxy holders will vote the shares of the Company's Common Stock covered by the respective proxies for the election of each of the two director nominees, unless the stockholder gives instructions to the contrary. If, for any reason, any of the director nominees become unavailable for election, the proxy holders may exercise discretion to vote for substitute nominees proposed by the Board of Directors. Each of the director nominees has indicated that he will be able to serve if elected and has agreed to do so.

For details regarding qualifications, experience and specific skills of each of our director nominees, please see “Election of Directors” included elsewhere in this proxy statement.

The Board of Directors recommends a vote FOR ALL for the election of the nominated directors.

PROPOSAL NO. 2

APPROVAL OF THE COMPANY’S 2012 EMPLOYEES’ STOCK PURCHASE PLAN

The approval of The L.S. Starrett Company Employees’ Stock Purchase Plan is proposed by the Board of Directors.  The Board adopted the Plan on June 6, 2012 subject to stockholder approval.  The Company proposes to offer its eligible employees rights to subscribe for up to 500,000 shares of its Common Stock over a five year period commencing October 17, 2012 in accordance with the 2012 Plan.  Like previous plans that have been in effect for many years, the primary purpose of the 2012 Plan is to provide a convenient means for eligible employees to acquire an interest in the future of the Company by purchasing its Common Stock at an option price.  The 2012 Plan contains substantially the same operative provisions as the 2007 Plan. A description of the material terms of the  2012 Plan are included in Section II, above (“APPROVAL OF THE L.S. STARRETT COMPANY 2012 EMPLOYEES’ STOCK PURCHASE PLAN,”) and the 2012 Plan is attached to this Proxy Statement as Exhibit I.

The Board of Directors recommends a vote FOR the approval of the 2012 Employees’ Stock Purchase Plan.

PROPOSAL NO. 3

APPROVAL OF THE COMPANY’S 2012 LONG-TERM INCENTIVE PLAN

The approval of The L.S. Starrett Company 2012 Long-Term Incentive Plan is proposed by the Board of Directors.  The Board adopted the 2012 Long-Term Incentive Plan on September 5, 2012 subject to stockholder approval.  The purpose of the 2012 Long-Term Incentive Plan is to advance the interests of the Company by providing for the grant to eligible participants of stock-based and other incentive awards. The 2012 Long-Term Incentive Plan is intended to accomplish these goals by enabling the Company to grant awards in the form of options, stock appreciation rights, restricted stock, unrestricted stock, performance awards, cash awards and stock units including restricted stock units or combinations thereof.  A description of the material terms of the 2012 Long-Term Incentive Plan are included in Section III, above (“APPROVAL OF THE L.S. STARRETT COMPANY 2012 LONG-TERM INCENTIVE PLAN”) and the 2012 Long-Term Incentive Plan is attached to this Proxy Statement as Exhibit II.

The Board of Directors recommends a vote FOR the approval of the Company’s 2012 Long-Term Incentive Plan.

PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2013

 The Audit Committee of the Board of Directors has appointed Grant Thornton LLP to serve as the Company’s independent registered public accountants for fiscal year 2013. The Audit Committee and the Board of Directors seek to have the stockholders ratify the Audit Committee’s appointment. The Company expects representatives of Grant Thornton LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. If the appointment of Grant Thornton LLP is not ratified by the stockholders, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of Grant Thornton LLP.

The Board of Directors recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as independent registered public accountants for the fiscal year 2013.

EXHIBIT I

THE L.S. STARRETT COMPANY

2012 EMPLOYEES’ STOCK PURCHASE PLAN

Section 1.	Purpose and Scope of Plan.

The L.S. Starrett Company 2012 Employees’ Stock Purchase Plan (the “Plan”) is intended to provide a convenient means by which eligible employees of The L.S. Starrett Company (the “Company”) and of such subsidiaries of the Company as the Board of Directors of the Company may from time to time designate (“participating subsidiaries”) may save regularly through voluntary, systematic payroll deductions and use such savings to purchase shares of stock of the Company (“Stock”) at an option price, and thereby acquire an interest in the future of the Company.  For all purposes of the Plan, the term “Stock” shall include Class A Common Stock of the Company and, to such extent (if any) as the Board of Directors of the Company may determine consistent with the purposes of the Plan, Class B Common Stock of the Company.  The principal difference between the Class A Stock and the Class B Stock is their respective voting rights.  Class B Stock is otherwise identical to the Class A Stock except (i) that it is generally non-transferable except to lineal descendants, (ii) cannot receive more dividends per share than the Class A Stock and (iii) can be converted to Class A Stock at any time.   Like previous plans that have been in effect for many years, the primary purpose of the Plan is to provide a convenient means for eligible employees to acquire an interest in the future of the Company by purchasing its Stock at an option price.  The Plan contains substantially the same operative provisions as the 2012 Employees' Stock Purchase Plan.  The purpose of the Plan is to help provide personnel a nest egg for retirement.  The Plan is not intended to be used as a buy and sell plan while the participant is actively employed.  The Plan allows each participant to acquire shares of Stock at a favorable price to accomplish this purpose.

For these purposes, the Company has established this Plan under which it will issue an aggregate of not more than 500,000 authorized but unissued shares of Class A or Class B shares of Stock pursuant to the exercise of options granted only to employees who meet the eligibility requirements set forth in Section 2 hereof.  Said options shall, subject to the Company’s right to discontinue the Plan at its discretion at any time, be granted by the Company from time to time over a five-year period commencing with the effective date of the Plan as specified in Section 20 hereof.

For purposes of the Plan, the term “subsidiary” shall mean a “subsidiary corporation” within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as it may from time to time be amended (the “Code”).

Section 2.	Eligible Employees.

Each employee of the Company (and of its subsidiaries designated to participate in the Plan) having at least six months of continuous service on the date of grant of an option will be eligible to participate in the Plan, subject to the provisions of Section 19 hereof.  Individuals who are not employees of the Company or of a subsidiary (including, for the avoidance of doubt, non-employee directors of the Company or of a subsidiary) are not eligible to participate.

Section 3.	Term of Options.

Subject to the terms of the Plan, each option under the Plan will, unless exercised pursuant to the terms of the Plan, expire two years from the date of its grant.

Section 4.	Purchase Price.

The purchase price of the Stock issued pursuant to the exercise of an option granted under the Plan shall be 85% of the fair market value of the Stock at (i) the time of grant of the option or (ii) the time at which such option is exercised, whichever is less.  The fair market value of the Stock shall be determined by the Company.

Section 5.	Number of Shares.

Each employee will be entitled to purchase a maximum of 9,600 shares under the Plan, subject to proportionate reduction in the event the number of shares then being offered under the Plan is over-subscribed.  In addition, no employee will be granted an option that would permit him or her to purchase shares (under the Plan and all Employee Stock Purchase Plans of the Company and its subsidiaries) to accrue at a rate that exceeds $25,000 in fair market value of stock (determined at the time of grant) for each calendar year during which the option is outstanding.

Section 6.	Method of Participation.

The Company will notify eligible employees of its intention to grant options and each employee will indicate the number of shares for which he or she wishes to subscribe.  Thereafter, the Company will formally grant options for a specified number of shares, exercisable on a specified date two years from the date of grant.

Section 7.	Method of Payment.

An employee who receives an option will authorize payroll deductions to be made from his or her compensation over the two year term of the option.  The employee may make advance cash payments in any amount at any time during the two years, but such advance cash payments shall not accelerate the exercise of the option.

For the avoidance of doubt, such payroll deduction authorization may provide for a suspension or reduction in payroll deductions during specified periods (for example, during unpaid leaves of absence, while a loan or hardship withdrawal from the Company’s 401(k) plan is outstanding) provided that such suspensions and reductions are made available and administered in a manner that is consistent with Section 19 below.

Section 8.	Rights as Shareholders.

The employee will not have any rights as a shareholder and will not receive dividends with respect to any shares subject to option until he or she has been issued the shares.

Section 9.	Exercise of Option.

The employee may exercise an option by giving written notice to the Company specifying the number of shares he or she wishes to purchase, and representing that the stock is being acquired for investment and not with any existing intention to resell the stock.  The Company is obligated as soon as practicable after receipt of this notice to apply the employee’s accumulated payroll deductions and any additional cash contributions under the Plan to the purchase price of the shares and to issue and deliver the shares and return any surplus payments, Notwithstanding anything herein to the contrary, the Company's obligation to issue and deliver shares of Stock under the Plan shall be subject to the receipt of any governmental approval and to applicable New York Stock Exchange requirements.

Section 10.	Interest.

Interest will be payable by the Company on any payroll deductions and additional cash contributions accumulated under the Plan.  Interest will be computed at a rate determined by the Company.

Section 11.	Right to Cancel.

An employee may cancel all or any part of his or her options under the Plan at any time prior to exercise, but if he or she holds more than one option, the options must be canceled in reverse chronological order of their dates of grant.  Upon such cancellation, payments made by the employee with respect to the canceled options will be returned to the employee with interest.

Section 12.	Termination of Employment.

If an employee holds an option at the time his or her employment with the Company or its subsidiaries is terminated either through retirement with the consent of the Employer within three months of the date such option becomes exercisable, or by death whenever occurring, such employee or his or her legal representative by written noticed delivered to the Company on or before the option exercise date may either cancel the option and receive, with interest, the total amount of payments made by the employee or pay the amount which is necessary to complete payment for the shares.  The failure of the employee or his or her legal representative to file a written notice will be treated as an election to cancel the options and receive the payments due on cancellation.  Upon termination of employment with the Company for any other reason, all options held by an employee will terminate and any payments made with respect thereto will be returned to the employee with interest..

Section 13.	Employee's Rights Not Transferable.

All employees granted options under the Plan will have the same rights and privileges.  Each employee’s rights will be exercisable during the employee’s lifetime only by the employee and may not be sold, pledged, assigned or otherwise transferred.  An employee’s violation of these restrictions may lead to termination of his or her options by the Company.

Section 14.	Employment Rights.

Nothing in the Plan is to be construed so as to give any employee the right to be retained in the service of the Company or any subsidiary nor to give the Company or any subsidiary the right to require the employee remain in its service or to interfere with an employee’s right to terminate employment at any time.

Section 15.	Change in Capitalization.

In the event there is a change in the outstanding stock of the Company due to a stock dividend, split-up, recapitalization, merger, consolidation or other reorganization, the aggregate number and class of shares available under the Plan and under any outstanding options, as well as the option price, will be appropriately adjusted, but only if the Company determines that the adjustment will not constitute a modification of options granted under the Plan or otherwise disqualify the Plan under Section 423 of the Code.

Section 16.	Administration of the Plan.

The Company will administer the Plan, determine all questions arising thereunder and adopt, administer and interpret the rules and regulations relating to the Plan as it deems necessary or advisable.

Section 17.	Amendment and Termination of the Plan.

The Company will have the right to amend the Plan at any time, but cannot make a Plan amendment relating to the aggregate number of shares available under the Plan  or the class of employees eligible to participate without the approval of the holders of the Company’s Common Stock.  If the Company terminates the Plan, it may leave outstanding options in place or provide for acceleration of the option exercise date.

Section 18.	Approval of Stockholders.

The Plan shall not have any force or effect unless it shall have been approved within 12 months before or after its adoption by the Board of Directors by a majority of the votes cast at a duly held stockholders’ meeting at which a quorum representing a majority of all outstanding Stock is, either in person or by proxy, present and voting on the Plan.

Section 19.	Compliance with Code.

Notwithstanding any other provisions of the Plan:

No option shall be granted hereunder which could cause the Plan or any other options issued hereunder to fail to qualify under Section 423 of the Code.  Without limiting the foregoing, all employees granted options under the Plan shall have the same rights and privileges, subject to and consistent with the provisions of Section 423(b)(5) of the Code.

Any director of the Company or of a subsidiary who is not an employee of the Company or of a subsidiary, and any employee who immediately after the grant of an option to him or her is determined (in accordance with the provisions of Sections 423 and 424(d) of the Code) to own Stock possessing 5% or more of the total combined voting power or value of all classes of Stock of the Company or of its parent or subsidiary corporations, as defined in Section 424 of the Code, shall not be eligible to purchase Stock pursuant to the Plan.

No employee shall be granted an option under the Plan that would permit his rights to purchase shares of Stock under all employee stock purchase plans of the Company and its parent and subsidiary corporations, as defined in Section 424 of the Code, to accrue at a rate that exceeds $25,000 in fair market value of such Stock (determined at the time the option is granted) for each calendar year during which any such option granted to such employee is outstanding at any time.

Section 20.	Effective Date.

The effective date of the Plan shall be October 17, 2012.

EXHIBIT II

THE L.S. STARRETT COMPANY
2012 LONG-TERM INCENTIVE PLAN

1.             DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.             PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based and other incentive Awards.

3.             ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures relating to the Plan; and otherwise do all things necessary or appropriate to carry out the purposes of the Plan.  Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.             LIMITS ON AWARDS UNDER THE PLAN

(a)           Number of Shares.  The maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan is 500,000.   Up to the total number of shares available for awards to employee Participants may be issued in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan.  For purposes of this Section 4(a), the number of shares of Stock delivered in satisfaction of Awards will be determined (i) net of shares of Stock underlying the portion of any Award that is settled in cash or the portion of any Stock Option or SAR that expires, terminates or is forfeited prior to the issuance of Stock thereunder, and (ii) by treating as having been delivered the full number of shares covered by any portion of an SAR that is settled in Stock (and not only the number of shares of Stock delivered in settlement).  For the avoidance of doubt, the number of shares issued in satisfaction of an Award shall be determined without reduction for shares withheld by, or tendered to, the Company in payment of any exercise price or tax withholding.

(b)           Type of Shares.  Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company.  No fractional shares of Stock will be delivered under the Plan.

(c)           Section 162(m) Limits.  The following additional limits will apply to Awards of the specified type granted to any person in any calendar year:

(1)           Stock Options: 150,000 shares of Stock

(2)            SARs: 150,000 shares of Stock

(3)           Awards other than Stock Options, SARs or Cash Awards: 150,000 shares of Stock

(4)           Cash Awards:  $2 million.

In applying the foregoing limits, (i) all Awards of the specified type granted to the same person in the same calendar year will be aggregated and made subject to one limit; (ii) the limits applicable to Stock Options and SARs refer to the number of shares of Stock subject to those Awards; (iii) the share limit under clause (3) refers to the maximum number of shares of Stock that may be delivered, or the value of which could be paid in cash or other property, under an Award or Awards other than Stock Options, SARs or Cash Awards, assuming a maximum payout; and (iv) the dollar limit under clause (4) refers to the maximum dollar amount payable under a Cash Award assuming a maximum payout.  The foregoing provisions will be construed in a manner consistent with Section 162(m), including, without limitation, where applicable, the rules under Section 162(m) pertaining to permissible deferrals of exempt awards.

5.             ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among key Employees and directors of, and consultants and advisors to, the Company and its Affiliates.  Eligibility for ISOs is limited to individuals described in the first sentence of this Section 5 who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.  Eligibility for Stock Options other than ISOs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Stock Option to the Company or to a subsidiary of the Company that would be described in the first sentence of Treas. Regs. §1.409A-1(b)(5)(iii)(E).

6.             RULES APPLICABLE TO AWARDS

(a)           All Awards.

(1)           Award Provisions.  The Administrator will determine the terms of all Awards, subject to the limitations provided herein.  By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms of the Award and the Plan.  Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2)           Term of Plan.  No Awards may be made after the date that is ten years from the Date of Adoption, but previously granted Awards may continue beyond that date in accordance with their terms.

(3)           Transferability.  Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution.  During a Participant’s lifetime, ISOs (and, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), SARs and NSOs) may be exercised only by the Participant.  The Administrator may permit the gratuitous transfer (i.e., transfer not for value) of Awards other than ISOs to any transferee eligible to be covered by the provisions of Form S-8 (under the Securities Act of 1933), subject to such limitations and execptions as the Administrator may determine.

(4)           Vesting, etc. The Administrator will determine the time or times at which an Award will vest or become exercisable and the terms on which a Stock Option or SAR will remain exercisable.  Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration.  Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant’s Employment ceases:

(A)           Immediately upon the cessation of the Participant’s Employment and except as provided in (B) and (C) below, each Stock Option and SAR that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited.

(B)           Subject to (C) and (D) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of sixty (60) days or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(C)           All Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death or termination due to Disability, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary following the Participant’s death or the six month period ending with the day six months following the Participant’s termination due to Disability, as applicable, (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(D)           All Stock Options and SARs (whether or not exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the termination is for Cause or occurs in circumstances that in the sole determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause.

(5)           Additional Restrictions.  The Administrator may cancel, rescind, withhold or otherwise limit or restrict any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan, or if the Participant breaches any agreement with the Company or its Affiliates with respect to non-competition, non-solicitation or confidentiality.  Without limiting the generality of the foregoing, the Administrator may recover Awards made under the Plan and payments under or gain in respect of any Award to the extent required to comply with Section 10D of the Securities Exchange Act of 1934, as amended, or any stock exchange or similar rule adopted under said Section.

(6)           Taxes.  The delivery, vesting and retention of Stock, cash or other property under an Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award.  The Administrator will prescribe such rules for the withholding of taxes as it deems necessary.  The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

(7)           Dividend Equivalents, Etc.  The Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award.  Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A.  Dividends or dividend equivalent amounts payable in respect of Awards that are subject to restrictions may be subject to such limits or restrictions as the Administrator may impose.

(8)           Rights Limited.  Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan.  The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

(9)           Section 162(m). In the case of any Performance Award (other than a Stock Option or SAR) intended to qualify for the performance-based compensation exception under Section 162(m), the Administrator will establish the applicable Performance Criterion or Criteria in writing no later than ninety (90) days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)) and, prior to the event or occurrence (grant, vesting or payment, as the case may be) that is conditioned on the attainment of such Performance Criterion or Criteria, will certify whether it or they have been attained.

(10)         Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates.  For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4).  In any case where an award is made under another plan or program of the Company or its Affiliates and such award is intended to qualify for the performance-based compensation exception under Section 162(m), and such award is settled by the delivery of Stock or another Award under the Plan, the applicable Section 162(m) limitations under both the other plan or program and under the Plan will be applied to the Plan as necessary (as determined by the Administrator) to preserve the availability of the Section 162(m) performance-based compensation exception with respect thereto.

(11)         Section 409A.  Each Award will contain such terms as the Administrator determines, and will be construed and administered, such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.

(12)           Fair Market Value. In determining the fair market value of any share of Stock under the Plan, the Administrator will make the determination in good faith consistent with the rules of Section 422 and Section 409A to the extent applicable.

(b)           Stock Options and SARs.

(1)           Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator), which may be an electronic notice, signed (including electronic signature in form acceptable to the Administrator) by the appropriate person and accompanied by any payment required under the Award.  A Stock Option or SAR exercised by any person other than the Participant will not be deemed to have been exercised until the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so.

(2)           Exercise Price.  The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise will be no less than 100% (or in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant.  Except as provided for in Section 7, no such Award of a Stock Option or SAR, once granted, other than with stockholder approval, may be repriced or repurchased by the Company for cash or other property if the exercise price or base price, as applicable, exceeds the fair market value of a share of Stock as of the date of such repurchase or repricing.  Fair market value will be determined by the Administrator consistent with the applicable requirements of Section 422 and Section 409A.

(3)           Payment Of Exercise Price.  Where the exercise of an Award is to be accompanied by payment, payment of the exercise price will be by cash or check acceptable to the Administrator or by such other legally permissible means, if any, as may be acceptable to the Administrator.

(4)            Maximum Term.  Stock Options and SARs will have a maximum term not to exceed ten (10) years from the date of grant (or five (5) years from the date of grant in the case of an ISO granted to a ten-percent shareholder described in Section 6(b)(2) above); provided, however, that, if a Participant still holding an outstanding but unexercised NSO or SAR ten (10) years from the date of grant (or, in the case of an NSO or SAR with a maximum term of less than ten (10) years, such maximum term) is prohibited by applicable law or a written policy of the Company applicable to similarly situated employees from engaging in any open-market sales of Stock, and if at such time the Stock is publicly traded (as determined by the Administrator), the maximum term of such Award will instead be deemed to expire on the thirtieth (30th) day following the date the Participant is no longer prohibited from engaging in such open market sales.

7.             EFFECT OF CERTAIN TRANSACTIONS

(a)           Mergers, etc. Except as otherwise provided in an Award agreement, the following provisions will apply in the event of a Covered Transaction:

(1)           Assumption or Substitution.  If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may (but, for the avoidance of doubt, need not) provide (i) for the assumption or continuation of some or all outstanding Awards or any portion thereof or (ii) for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(2)           Cash-Out of Awards. Subject to Section 7(a)(5) below the Administrator may (but, for the avoidance of doubt, need not) provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.

(3)           Acceleration of Certain Awards. Subject to Section 7(a)(5) below, the Administrator may (but, for the avoidance of doubt, need not) provide that any Award requiring exercise will become exercisable, in full or in part and/or that the delivery of any shares of Stock remaining deliverable under any outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.

(4)           Termination of Awards Upon Consummation of Covered Transaction.  Except as the Administrator may otherwise determine in any case, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) upon consummation of the Covered Transaction, other than Awards assumed pursuant to Section 7(a)(1) above.

(5)           Additional Limitations.  Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction.  For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) above or acceleration under Section 7(a)(3) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition.  In the case of Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(b)           Changes in and Distributions With Respect to Stock.

(1)           Basic Adjustment Provisions.  In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of FASB ASC 718, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 4(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2)           Certain Other Adjustments.  The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, and for the performance-based compensation rules of Section 162(m), where applicable.

(3)           Continuing Application of Plan Terms.  References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.             LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived.  The Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933 or any applicable state or non-U.S. securities law.  Any Stock required to be issued to Participants under the Plan will be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or delivery of stock certificates.  In the event that the Administrator determines that Stock certificates will be issued to Participants under the Plan, the Administrator may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.             AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time the Award was granted.  Any amendments to the Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.   For the avoidance of doubt, no amendment to the Plan shall be effective, unless approved by stockholders, if it, except as provided for in Section 7, would reduce the exercise price of any Stock Option previously granted hereunder or otherwise constitute a repricing requiring stockholder approval under the rules of the applicable stock exchange on which the Stock is admitted to trading.

10.           OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.

11.           MISCELLANEOUS

(a)           Waiver of Jury Trial.  By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury.  By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.  Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

(b)           Limitation of Liability.  Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award; provided, that nothing in this Section 11(b) will limit the ability of the Administrator or the Company, in its discretion, to provide by separate express written agreement with a Participant for any  payment in connection with any such acceleration of income or additional tax.

12.           ESTABLISHMENT OF SUB-PLANS

The Administrator may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions.  The Administrator will establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Administrator’s discretion under the Plan as it deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as it deems necessary or desirable.  All supplements so established will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction (as determined by the Administrator).

13.           GOVERNING LAW

(a)           Certain Requirements of Corporate Law.  Awards will be granted and administered consistent with the requirements of applicable Massachusetts law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

(b)           Other Matters.  Except as otherwise provided by the express terms of an Award agreement, under a sub-plan described in Section 12 or as provided in Section 13(a) above, the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of our based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(c)           Jurisdiction.  By accepting an Award, each Participant will be deemed to (a) have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of  the United States District Court for the  District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (b) agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or an Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the  District of Massachusetts; and (c) waive, and agree not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or an Award or the subject matter thereof may not be enforced in or by such court.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members (or one or more other members of the Board (including the full Board)) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by Massachusetts law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate.  In the event of any delegation described in the preceding sentence, the term “Administrator” will include the person or persons so delegated to the extent of such delegation.

“Affiliate”: Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) and Section 414(c) of the Code.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v)  Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Cash Awards.

(viii)  Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

“Board”:  The Board of Directors of the Company.

“Cash Award”:  An Award denominated in cash.

“Cause”: In the case of any Participant who is party to an employment or severance-benefit agreement that contains a definition of “Cause,” the definition set forth in such agreement will apply with respect to such Participant under the Plan.  In the case of any other Participant, “Cause” will mean, as determined by the Administrator in its reasonable judgment, (i) a substantial failure of the Participant to perform the Participant’s duties and responsibilities to the Company or subsidiaries or substantial negligence in the performance of such duties and responsibilities; (ii) the commission by the Participant of a felony or a crime involving moral turpitude; (iii) the commission by the Participant of theft, fraud, embezzlement, material breach of trust or any material act of dishonesty involving the Company or any of its subsidiaries; (iv) a significant violation by the Participant of the code of conduct of the Company or its subsidiaries of any material policy of the Company or its subsidiaries, or of any statutory or common law duty of loyalty to the Company or its subsidiaries; (v) material breach of any of the terms of the Plan or any Award made under the Plan, or of the terms of any other agreement between the Company or subsidiaries  and the Participant; or (vi) other conduct by the Participant that could be expected to be harmful to the business, interests or reputation of the Company.

“Code”:  The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”: The Compensation Committee of the Board.

 “Company”:  The L.S. Starrett Company .

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company.  Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

“Date of Adoption”:  The earlier of the date the Plan was approved by the Company’s stockholders or adopted by the Board.

“Disability”:  In the case of any Participant who is a party to an employment, severance-benefit, change in control or similar agreement with the Company or any of its Affiliates that contains a definition of “Disability,” the definition set forth in such agreement will apply with respect to such Participant under the Plan during the term of such agreement.  In the case of any other Participant, unless otherwise provided by the Administrator in an Award agreement, “Disability” will mean a disability that would entitle a Participant to long-term disability benefits under the Company’s long-term disability plan in which the Participant participates.  Notwithstanding the foregoing, in any case in which a benefit that constitutes or includes “nonqualified deferred compensation” subject to Section 409A would be payable by reason of Disability, the term “Disability” will mean a disability described in U.S. Treas. Reg. § 1.409A-3(i)(4)(i)(A).

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”:  A Participant’s employment or other service relationship with the Company and its Affiliates.  Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or an Affiliate.  If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.  Notwithstanding the foregoing and the definition of “Affiliate” above, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations.  The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred.  Any such written election will be deemed a part of the Plan.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422.  Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO.

“NSO”:  A Stock Option that is not intended to be an “incentive stock option” within the meaning of Section 422.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”:  An Award subject to Performance Criteria.  The Administrator in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”:  Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award.  For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof) : sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; inventory turnover; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancing.  A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss.  To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”:  The L.S. Starrett Company 2012 Long-Term Incentive Plan as from time to time amended and in effect.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”:  A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 409A”: Section 409A of the Code.

“Section 422”: Section 422 of the Code.

“Section 162(m)”: Section 162(m) of the Code.

“Stock”: Class A common stock of the Company, par value $1.00 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Unrestricted Stock”:  Stock not subject to any restrictions under the terms of the Award.

26731 The L.S. Starret CompanyPC_02 9/6/12 2:27 PM Page 1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

The L. S. Starrett Company

INTERNET
http://www.proxyvoting.com/scx
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO#
26731

▼ FOLD AND DETACH HERE ▼

The Shares represented hereby will be voted as directed herein but, if no direction is indicated hereon, they will be voted FOR or, where applicable, in accordance with the terms of the trusts.

Please mark your votes as indicated in this example [X]

MANAGEMENT RECOMMENDS A VOTE "FOR ALL" DIRECTOR NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4.

	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS
Proposal 1 - Election of Directors: NOMINEES: Class A Stockholders: (01) David A. Lemoine Class A and B Stockholders: (02) Douglas A. Starrett	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name(s) in the space provided below.)

*Exceptions_______________________________

	FOR	AGAINST	ABSTAIN
Proposal 2. To approve The L. S. Starrett Company 2012 Employees' Stock Purchase Plan.	☐	☐	☐
Proposal 3. To approve The L. S. Starrett Company 2012 Long-Term Incentive Plan.	☐	☐	☐
Proposal 4. To ratify the appointment of Grant Thornton LLP as the Company's public accounting firm for fiscal 2013.	☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE ☐

RESTRICTED AREA - SCAN LINE

NOTE: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign corporate name in full by authorized officer.

Signature ______________________ Signature ______________________ Date __________

26731 The L.S. Starret CompanyPC_02 9/6/12 2:27 PM Page 2

Choose **MLink**[SM] for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect**® at http://www.cpushareownerservices.com/ where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. You can view the Annual Report and Proxy Statement on the internet at:
Proxy: http://www.starrett.com/proxy/2012_proxy.pdf
Annual Report: http://www.starrett.com/proxy/2012_ar.pdf

▼ FOLD AND DETACH HERE ▼

PROXY

THE L. S. STARRETT COMPANY

The undersigned hereby (i) constitutes and appoints, and (ii) where this proxy solicitation relates to shares allocated to the undersigned under the Employee Stock Ownership Plan, instructs Douglas A. Starrett, Francis J. O'Brien and Harold J. Bacon, and each of them, as trustees under the Employee Stock Ownership Plan, to constitute and appoint, and (iii) where this proxy solicitation relates to shares allocated to the undersigned with respect to his or her interest in the Common Stock fund (also known as the Starrett Stock Fund) under the 401(k) Savings Plan, instructs Counsel Trust Company as trustee under the 401(k) Savings Plan to constitute and appoint, Douglas A. Starrett, Stephen F. Walsh and Richard B. Kennedy, and each of them, as attorneys and proxies, with full power of substitution, to vote and act in the manner designated on the reverse side at the Annual Meeting of Stockholders of The L. S. Starrett Company (the "Company") to be held on October 17, 2012 at 2:00 p.m. at the office of the Company in Athol, Massachusetts, and any adjournment thereof, upon and in respect of all of the shares of the Class A and Class B Common Stock of the Company as to which the undersigned may be entitled to vote or act, or as to which the undersigned may be entitled to provide instructions under the Employee Stock Ownership Plan or the 401(k) Savings Plan, with all the powers the undersigned would possess if personally present, and without limiting the general authorization hereby given, the undersigned directs that his or her vote be cast as specified in the Proxy. The undersigned hereby revokes any proxy previously granted to vote the same shares of stock for said meeting.

Address Change/Comments
(Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

RESTRICTED AREA - SCAN LINE

(Continued and to be marked, dated and signed, on the other side)

WO#
26731

RESTRICTED AREA - SIGNATURE LINE

PRINT AUTHORIZATION

To commence printing on this proxy card please sign, date and fax this card to: 201-369-9711

SIGNATURE:______________________________ **DATE:**__________

(THIS BOXED AREA DOES NOT PRINT)